Exhibit 10.8(a)

VWR INTERNATIONAL, INC.

RETIREMENT PLAN

(As amended and restated effective June 1, 2005)

SECTION 1	DEFINITIONS	2
1.1	Accrued Benefit	2
1.2	Actuarially Equivalent	2
1.3	Annuity Starting Date	2
1.4	Applicable Interest Rate	2
1.5	Applicable Mortality Table	2
1.6	Beneficiary	2
1.7	Code	2
1.8	Committee	3
1.9	Credited Service	3
1.10	Disabled	3
1.11	Earnings	3
1.12	Eligible Employee	4
1.13	Employer	4
1.14	Employment Commencement Date	4
1.15	ERISA	5
1.16	Expatriate	5
1.17	Final Average Monthly Earnings	5
1.18	Final Average Accrued Benefit	5
1.19	Foreign Affiliate	5
1.20	Freeze Date	5
1.21	Frozen Final Average Accrued Benefit	5
1.22	Fund	6
1.23	Funding Agent	6
1.24	Grandfathered Participant	6
1.25	Hour of Service	6
1.26	Investment Manager	6
1.27	Leased Employee	6
1.28	Participant	7
1.29	PBGC	7
1.30	Period of Service	7
1.31	Plan	7
1.32	Plan Administrator	7
1.33	Plan Year	7
1.34	Qualified Domestic Relations Order	7
1.35	Section 401(a)(17) Participant	8
1.36	Service	8
1.37	Severance From Service Date	8
1.38	Spouse	8
1.39	Temporary Termination	8
1.40	Temporary Employee	8
1.41	Terminated (or Termination)	8
1.42	VWR	8
SECTION 2	PARTICIPATION	9
2.1	Eligibility for Participation	9

2.2	Reemployment After a Termination	9
2.3	Special Rules for Certain Participants	9
SECTION 3	RETIREMENT DATES	10
3.1	Regular Retirement Date	10
3.2	Early Retirement Date	10
3.3	Deferred Retirement Date	11
3.4	Requirements Concerning Distributions	11
3.5	Retirement Date	17
SECTION 4	RETIREMENT BENEFITS	18
4.1	Accrued Benefit	18
4.2	Regular Retirement Benefit	19
4.3	Early Retirement Benefit	19
4.4	Deferred Retirement Benefit	20
4.5	Reemployment After Retirement	20
4.6	Suspension of Payments	21
4.7	Benefits for Former Participants	21
SECTION 5	FORMS OF PAYMENT	22
5.1	Forms of Payment	22
5.2	Automatic Form of Benefit	23
5.3	Limitation on Joint Annuitant	24
5.4	Explanation of Forms of Payment	24
5.5	Retroactive Annuity Starting Dates	25
5.6	Small Benefits and Repayment of Benefit	25
5.7	Direct Rollovers	26
SECTION 6	DEATH AND DISABILITY BENEFITS	27
6.1	Spouse’s Death Benefit	27
6.2	Disability Benefits	28
SECTION 7	VESTING	29
7.1	Vesting	29
7.2	Deferred Vested Benefit	29
7.3	Forfeitures	30
SECTION 8	LIMITATIONS ON BENEFITS	31
8.1	Limitations re Highly Compensated Employees	31
8.2	Maximum Annual Benefit Payable Under the Plan	32
SECTION 9	TOP HEAVY PROVISIONS	35
9.1	Scope	35
9.2	Top Heavy Status	35
9.3	Minimum Benefit	38
9.4	Vesting	39
SECTION 10	ADMINISTRATION OF THE PLAN	41
10.1	Plan Administrator	41
10.2	Organization and Procedures	41
10.3	Duties and Authority	41
10.4	Expenses and Assistance	42

10.5		Claims Procedure	42
10.6		Appeal Procedure	43
10.7		Arbitration	45
10.8		Plan Administration - Miscellaneous	45
10.9		Qualified Domestic Relations Orders	47
10.10		Plan Qualification	48
10.11		Deductible Contribution	49
10.12		Action by VWR	49
SECTION 11		AMENDMENT AND TERMINATION	50
11.1		Amendment - General	50
11.2		Amendment - Consolidation or Merger	50
11.3		Termination of the Plan	50
11.4		Allocation of the Fund on Termination of Plan	50
SECTION 12		FUNDING	52
12.1		Contributions to the Fund	52
12.2		Fund for Exclusive Benefit of Participants and Beneficiaries	52
12.3		Disposition of Credits and Forfeitures	52
12.4		Funding Agent	52
12.5		Investment Manager	52
SECTION 13		FIDUCIARIES	53
13.1		Limitation of Liability of the Employer and Others	53
13.2		Indemnification of Fiduciaries	53
13.3		Scope of Indemnification	53
APPENDIX A	—	FORMER VAN WATERS & ROGERS PROFIT SHARING PLAN PARTICIPANTS	A-1
APPENDIX B	—	FORMER PARTICIPANTS OF UNION PLANS	B-1
APPENDIX C	—	EMPLOYEES TRANSFERRED IN SPINOFF FROM UNIVAR CORPORATION	C-1
APPENDIX D	—	FORMER EMPLOYEES OF ACQUIRED COMPANIES	D-1
APPENDIX E	—	TRANSFER OF EMPLOYEES BETWEEN VWR SCIENTIFIC PRODUCTS CORPORATION AND MOMENTUM DISTRIBUTION INC. PRIOR TO APRIL 1, 1992	E-1
APPENDIX F	—	FORMER EMPLOYEES OF BAXTER INTERNATIONAL, INC.	F-1
APPENDIX G	—	FORMER PARTICIPANTS IN SCIENCE KIT, INC. RETIREMENT PLAN	G-1

APPENDIX H	—	FORMER PARTICIPANTS IN WARD’S NATURAL SCIENCE ESTABLISHMENT, INC. RETIREMENT PLAN	H-1
APPENDIX I	—	FORMER EMPLOYEES OF MERCK AND SUBSIDIARIES	I-1

PREAMBLE

THIS VWR INTERNATIONAL, INC. RETIREMENT PLAN (hereinafter referred to as the “Plan”) was adopted effective March 1, 1986, by VWR International, Inc., and is amended and restated effective June 1, 2005.

WHEREAS, the Plan shall be maintained for the exclusive benefit of covered employees and their beneficiaries, and is intended to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws;

NOW, THEREFORE, effective June 1, 2005, VWR does hereby adopt the amended and restated Plan as set forth in the following pages.

SECTION 1

DEFINITIONS

The following terms when used herein shall have the following meanings, unless a different meaning is plainly required by the context.

1.1           Accrued Benefit means, on any date, the benefit determined under the formula specified in Section 4.1 as of the earlier of such date or the Participant’s Freeze Date.

1.2           Actuarially Equivalent and terms of similar import (for purposes other than determining contributions to the Fund) mean, except as otherwise specifically provided, that the present value of two payments or series of payments shall be of equal value when computed at a 7% rate of interest and on the basis of the UP-1984 Mortality Table with ages set back 1-1/2 years.

1.3           Annuity Starting Date means:

(a)           The first day of the first period for which an amount is paid as an annuity; or

(b)           In the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.4           Applicable Interest Rate means the annual rate of interest on 30-year Treasury securities, as specified by the Commissioner of Internal Revenue for the second calendar month preceding the beginning of the Plan Year which includes the Annuity Starting Date.

1.5           Applicable Mortality Table means, under section 417(e)(3) of the Code, the table described in Rev. Rul. 2001-62, or any successor table prescribed by the Commissioner of Internal Revenue in revenue rulings, notices, or other published guidance.

1.6           Beneficiary means the person or persons designated to be the Beneficiary by the Participant in writing to the Committee.  In the event a Participant who has a Spouse designates someone other than his or her Spouse as Beneficiary, such designation shall be invalid unless the Spouse consents in a writing which is notarized or witnessed by a Plan representative. If no designated Beneficiary survives the Participant, the benefits shall be paid to the Participant’s estate.

1.7           Code means the Internal Revenue Code of 1986, as amended and including all regulations promulgated pursuant thereto.

1.8           Committee means the Benefit and Retirement Plan Committee as from time to time constituted and appointed by VWR to administer the Plan.

1.9           Credited Service means years and months of employment during a Period of Service, but shall not include any part of a Period of Service after a Participant’s Freeze Date.  Credited Service shall also include years and months of employment with certain predecessor employers as described in Appendices to this Plan.  Notwithstanding the foregoing, effective January 30, 2001, for benefit accrual purposes, Credited Service shall not include service as an Expatriate.

1.10         Disabled means a physical or mental condition of a person which qualifies him or her to receive benefits from an Employer’s disability plan designed to benefit totally and permanently disabled employees, or which would qualify such person to receive benefits if he or she were covered by such disability plan.

1.11         Earnings means an employee’s salary or wages for the calendar year.  Earnings shall include bonuses, commissions, overtime, severance payments, and salary reduction contributions made by an employee to a benefit plan, but shall not include such items as reimbursement of moving expenses, car allowances, club dues, income attributable to life insurance, or any other nonsalary items.  If an employee elects to receive severance payments in a single lump sum in lieu of monthly installments, such payments shall be treated for purposes of this Plan as if they had been made in equal monthly installments over the period of time provided by the Employer’s severance pay plan.  Notwithstanding the foregoing, no Earnings after a Participant’s Freeze Date shall be taken into account for any purpose under the Plan.

With respect to benefits accruing after December 31, 1993, but prior to January 1, 2002, Earnings shall not include the amount of any annual Earnings received by a Participant in excess of $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993.  With respect to benefits accruing after December 31, 2001, Earnings shall not include the amount of any annual Earnings received by a Participant in excess of $200,000, as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve months, over which Earnings are determined (the “determination period”) beginning in such calendar year.  To the extent required under section 401(a)(17) of the Code and regulations promulgated thereunder, if a determination period consists of fewer than twelve months, the limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve.

If Earnings for any prior determination period are taken into account in determining a Participant’s benefits accruing in any Plan Year beginning after December 31, 1993, but prior to January 1, 2002, the Earnings for such prior determination period are subject to the limit in effect for such prior determination period.  For this purpose, for determination periods beginning before January 1, 1994, the annual limit is $150,000.

In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual limit for determination periods beginning prior to January 1, 2002, shall be $200,000.

1.12         Eligible Employee means any person employed by the Employer as a common law employee provided he or she is not:

(a)           An employee covered by a collective bargaining agreement resulting from negotiations in which retirement benefits were the subject of good faith bargaining, unless there is an agreement that this Plan shall cover employees within the bargaining unit;

(b)           A Temporary Employee;

(c)           An Expatriate;

(d)           An individual who provides services to the Employer pursuant to an agreement between the Employer and a leasing organization (including, but not limited to, a Leased Employee); or

(e)           Any other individual who is classified by the Employer as an independent contractor or in any other category which is not a common law employee, as reflected in the official payroll and personnel records of the Employer.  The exclusion set forth in this paragraph (e) shall be based solely on the Employer’s classification, regardless of how such individual is classified by any governmental or regulatory authority, or by any court.  If the Employer reclassifies an individual as an employee, such reclassification shall apply prospectively from the date of such reclassification (and not retroactively to the date on which he or she was found to have first become an employee for any other purpose), unless the Employer specifically provides otherwise.

1.13         Employer means VWR and any affiliate of VWR which adopts the Plan with the approval of VWR.  For purposes of applying to this Plan sections 401, 410, 411, and 415 of the Code which relate to qualified retirement plans generally, minimum participation and vesting standards, and limitations on benefits and contributions under qualified retirement plans, all employees of businesses under common control shall be considered to be employed by a single employer.  In determining whether businesses are under common control, the rules of section 414(b), (c), (m), and (o) of the Code shall apply; provided that, for purposes of applying section 414(b) and (c) of the Code to the limitations on benefits set forth in Section 8.2, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in section 1563(a)(1) of the Code.

1.14         Employment Commencement Date means the date on which an Eligible Employee first completes an Hour of Service for the Employer during the current period of employment.

1.15         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.16         Expatriate means any person who transfers to employment with the Employer from employment with a Foreign Affiliate and who continues to accrue retirement benefits under a plan maintained by or contributed to by such Foreign Affiliate.  A person shall cease to be an Expatriate on the day following the last day of the period for which he or she accrues a benefit under the plan maintained by or contributed to by the Foreign Affiliate.

1.17         Final Average Monthly Earnings means 1/60 of the total Earnings received by the Participant in the five consecutive calendar year period during which such total Earnings are the highest.  If a Participant who was credited with Periods of Service and/or Credited Service under Section 6.2 as a Disabled employee received Earnings before and after the Disability period, the Disability period shall be disregarded in computing consecutive calendar years so that Earnings received immediately before and after the Disability period shall be deemed to have been paid in consecutive periods.  If a Participant becomes entitled to a benefit under the Plan before he or she has received Earnings for a period of five consecutive calendar years, such Participant’s Final Average Monthly Earnings shall be determined by dividing the total Earnings the Participant has received during the full and partial calendar years of his or her employment by the number of months during which such Earnings were received.  The Final Average Monthly Earnings of a Participant who has had a Termination shall be determined by taking into account any severance payments to which the Participant is entitled, whether or not the Participant has yet received such payments.

Notwithstanding the foregoing, on and after a Participant’s Freeze Date, the Participant’s Final Average Monthly Earnings shall equal his or her Final Average Monthly Earnings determined as of such Freeze Date.

1.18         Final Average Accrued Benefit means a Participant’s Accrued Benefit as determined under Section 4.1(b).

1.19         Foreign Affiliate means Merck KGaA, Darmstadt, Germany (“Merck”), or any entity which is a direct or indirect subsidiary of Merck and which is not an American employer (as defined in section 3121(h) of the Code).

1.20         Freeze Date means May 31, 2005; provided that in the case of a Grandfathered Participant, “Freeze Date” shall mean May 31, 2008, or, if earlier, the Grandfathered Participant’s date of Termination.

1.21         Frozen Final Average Accrued Benefit means a Participant’s Final Average Accrued Benefit as of December 31, 1993, frozen in accordance with Treas. Reg. §1.401(a)(4)-13, multiplied by a fraction (not less than one), the numerator of which is the Participant’s Final Average Monthly Earnings as of the date of determination, and the denominator of which is the Participant’s Final Average Monthly Earnings as of December 31, 1993, under the provisions of the Plan in effect on such date.

1.22         Fund means the fund or funds into which shall be paid all contributions and from which all benefits shall be paid under this Plan.  It shall include, without limitation, any annuity contract, trust fund, and/or assets managed by an Investment Manager.

1.23         Funding Agent means the trustee or insurance company who receives, holds, invests, and disburses the assets of the Fund in accordance with the terms and provisions set forth in a trust agreement or an annuity contract.

1.24         Grandfathered Participant means a Participant who is an Eligible Employee as of June 1, 2005, who has at least a ten-year Period of Service as of such date, and the sum of whose age and Period of Service as of such date (in years and completed months) is at least 65.

1.25         Hour of Service means each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer.

1.26         Investment Manager means any fiduciary (other than the Funding Agent) who:

(a)           Has the power to manage, acquire, or dispose of any asset of the Plan;

(b)           Is either:

(i)            Registered as an “investment adviser” under the Investment Advisers Act of 1940; or, if not so registered by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state referred to in such paragraph (1) in which it maintains its principal office and place of business; or

(ii)           A bank; or

(iii)          An insurance company qualified under the laws of more than one state to perform the services described in paragraph (a) above; and

(c)           Has acknowledged in writing that he or she is a fiduciary with respect to the Plan.

1.27         Leased Employee means any person who is not an employee of the Employer and who provides services to the Employer if (i) such services are provided pursuant to an agreement between the Employer and any other person (a “leasing organization”), (ii) such person has performed such services for the Employer (or for the Employer and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under the primary direction or control of the Employer. Notwithstanding the foregoing, if all such leased employees constitute less than 20% of the nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code) of the Employer, the term “Leased Employee” shall not include any leased employee covered by a plan maintained by the employer of the leased employee and described in section 414(n)(5) of the Code.

1.28         Participant means any Eligible Employee who qualifies for participation under Section 2.  A nonvested Participant shall cease to be a Participant on the date he or she Terminates.  A vested Participant shall cease to be a Participant when his or her benefit payments are completed.

1.29         PBGC means the Pension Benefit Guaranty Corporation.

1.30         Period of Service means the period of time commencing with the Employment Commencement Date and ending on the Severance From Service Date.  Nonsuccessive periods are aggregated to determine the employee’s total Period of Service.  For vesting and eligibility purposes, and for purposes of determining whether a Participant is a Grandfathered Participant, an employee’s Period of Service shall also include the following:

(a)           Periods not in Service due to Temporary Termination; and

(b)           Periods of Service required by section 414(a)(1) of the Code or under Treasury Regulations issued pursuant to section 414(a)(2) of the Code, and Service with any employer which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Employer, with any trade or business under common control (within the meaning of section 414(c) of the Code) with the Employer, with any employer which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Employer, or with any other employer required to be aggregated with the Employer under section 414(o) of the Code.  Also, Periods of Service shall include service required under section 414(n) of the Code relating to employees leased to the Employer or to an employer which is aggregated under section 414(b), (c), (m), or (o) of the Code.

A Participant’s Period of Service may include periods after his or her Freeze Date.

1.31         Plan means the “VWR International, Inc. Retirement Plan” set forth in this document, as from time to time amended.

1.32         Plan Administrator means the person or entity designated in Section 10 to administer the Plan.

1.33         Plan Year means the twelve-month period commencing each January 1 and ending each December 31.

1.34         Qualified Domestic Relations Order means a qualified domestic relations order as defined in section 414(p) of the Code.

1.35         Section 401(a)(17) Participant means a Participant whose Accrued Benefit as of any date on or after January 1, 1994, is based on Earnings for a Plan Year beginning prior to January 1, 1994, that exceeded $150,000.

1.36         Service means periods for which an employee is paid or entitled to payment for the performance of duties for the Employer.

1.37         Severance From Service Date means the date on which an employee quits, retires, is discharged, or dies.

1.38         Spouse means the person to whom a Participant is married for purposes of Federal law.

1.39         Temporary Termination means a Termination after which the employee is subsequently rehired and in Service within one year of the Severance From Service Date.

1.40         Temporary Employee means any individual who is (i) employed by the Employer for a temporary period or without a regular work schedule, and (ii) classified by the Employer as temporary.

1.41         Terminated (or Termination) means no longer in Service or employed as an employee with the Employer because the employee has quit, retired, been discharged, or died, or has sustained a one-year period of absence for any other reason.

1.42         VWR means VWR International, Inc., a Delaware corporation.

SECTION 2

PARTICIPATION

2.1           Eligibility for Participation.

No person shall become a Participant under this Plan on or after June 1, 2005.  Prior to June 1, 2005, an Eligible Employee became a Participant upon completing one year of Credited Service.

2.2           Reemployment After a Termination.

No person who is rehired on or after June 1, 2005, shall commence or resume participation in the Plan.  Prior to June 1, 2005, a Terminated former Participant who was reemployed as an Eligible Employee became a Participant immediately upon such reemployment.

2.3           Special Rules for Certain Participants.

Special rules relating to vesting and benefit computation apply to certain Participants.  The special rules are set out in appendices to this Plan as follows:

(a)           Former Van Waters & Rogers Profit Sharing Plan Participants, Appendix A.

(b)           Former Participants of Union Plans, Appendix B.

(c)           Employees Transferred in Spinoff from Univar Corporation, Appendix C.

(d)           Former Employees of Acquired Companies, Appendix D.

(e)           Transfer of Employees between VWR Scientific Products Corporation and Momentum Distribution Inc. prior to April 1, 1992, Appendix E.

(f)            Former Employees of Baxter International, Inc., Appendix F.

(g)           Former Participants in Science Kit, Inc. Retirement Plan, Appendix G.

(h)           Former Participants in Ward’s Natural Science Establishment, Inc. Retirement Plan, Appendix H.

(i)            Former Employees of Merck and Subsidiaries, Appendix I.

SECTION 3

RETIREMENT DATES

3.1           Regular Retirement Date.

The Regular Retirement Date for a Participant shall be the first day of the month on which the Participant is eligible to receive his or her full Social Security benefit.  Under the Social Security Act, the date on which a Participant is eligible to receive full Social Security benefits is determined in accordance with the following table:

Participant was If born in	If Participant will be age 62 in	Participant’s Age for full benefits is

1937 or earlier	1999 or earlier	65 yrs
1938	2000	65 yrs, 2 mos
1939	2001	65 yrs, 4 mos
1940	2002	65 yrs, 6 mos
1941	2003	65 yrs, 8 mos
1942	2004	65 yrs, 10 mos
1943-1954	2005-2016	66 yrs
1955	2017	66 yrs, 2 mos
1956	2018	66 yrs, 4 mos
1957	2019	66 yrs, 6 mos
1958	2020	66 yrs, 8 mos
1959	2021	66 yrs, 10 mos
1960 or later	2022 or later	67 yrs

A Participant who Terminates prior to his or her Regular Retirement Date with a vested Accrued Benefit shall commence receiving his or her benefit at Regular Retirement Date, unless such Participant qualifies for and elects to receive benefits at Early Retirement Date.

If a Participant continues working after the Regular Retirement Date specified above, but works less than eight days during a calendar month, or during a four- or five-week payroll period ending in a calendar month, such Participant shall be considered retired and shall receive benefit payments.  If a Participant performs only one Hour of Service in a day, that day shall be counted as one of the eight days.

3.2           Early Retirement Date.

Each Participant who attains age 55 and completes a 15-year Period of Service may elect, in writing, an Early Retirement Date.  Such Early Retirement Date shall be before the Regular Retirement Date and after Termination on the first day of any month coinciding with or following the date the early retirement requirements are met.

3.3           Deferred Retirement Date.

The Deferred Retirement Date for a Participant who continues working after the Regular Retirement Date shall be the earliest of:

(a)           The first day of the month coinciding with or next following his or her Termination date;

(b)           The date distributions to the Participant are required to commence under Section 3.4; or

(c)           If the Participant so elects, April 1 of the calendar year following the year in which the Participant reaches age 70-1/2.

3.4           Requirements Concerning Distributions.

(a)           General Rules.

(i)            Precedence.  The requirements of this Section 3.4 shall take precedence over any inconsistent provisions of the Plan.  However, except as otherwise specifically provided herein, this Section 3.4 shall not give any Participant or Beneficiary the right to receive a benefit at any time or in any form not otherwise available under the Plan.

(ii)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 3.4 shall be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(iii)          TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 3.4, other than subparagraph (ii) above, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution.

(i)            Required Beginning Date.  The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)           Death of Participant before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(A)          If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)           If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)          If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subparagraph (ii), other than subparagraph (ii)(A) above, shall apply as if the surviving Spouse were the Participant.

For purposes of this subparagraph (ii) and paragraph (e) below, distributions are considered to begin on the Participant’s Required Beginning Date (or, if subparagraph (ii)(D) applies, the date distributions are required to begin to the surviving Spouse under subparagraph (ii)(A)).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)          Form of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions shall be made in accordance with paragraphs (c), (d), (e), and (f) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations thereunder.  Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code shall be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(c)           Determination of Amount To Be Distributed Each Year.

(i)            General Annuity Requirements.  If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(A)          The annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(B)           The distribution period shall be over a life (or lives) or over a period certain not longer than the period described in paragraph (d) or (e) below;

(C)           Once payments have begun over a period certain, the period certain shall not be changed, even if the period certain is shorter than the maximum permitted;

(D)          Payments shall either be nonincreasing or increase only as follows:

(1)           With an annual percentage increase that does not exceed the annual percentage increase in an eligible cost-of-living index (within the meaning of Treas. Reg. §1.401(a)(9)-6, Q&A-14) for a twelve-month period ending in the year during which the increase occurs or the prior year;

(2)           With a percentage increase that occurs at specified times (e.g., at specified ages) and does not exceed the cumulative total of annual percentage increases in an eligible cost-of-living index since the Annuity Starting Date or, if later, the date of the most recent percentage increase (provided that no actuarial increase shall be provided to reflect the fact that increases were not provided in interim years);

(3)           To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in paragraph (d) below dies or is no longer the Participant’s Beneficiary pursuant to a Qualified Domestic Relations Order;

(4)           To pay increased benefits that result from a Plan amendment;

(5)           To allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a single-sum distribution upon the Participant’s death; or

(6)           To the extent increases are permitted in accordance with Treas. Reg. §1.401(a)(9)-6, Q&A-14(c) or (d).

(ii)           Amount Required To Be Distributed by Required Beginning Date.  The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under paragraph (b)(ii)(A) or (B) above) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval, even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semiannually, or annually.  All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year shall be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii)          Additional Accruals after First Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)           Requirements for Annuity Distributions that Commence During Participant’s Lifetime.

(i)            Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Treas. Reg. §1.401(a)(9)-6, Q&A-2.  If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a non-Spouse beneficiary and a period certain annuity, the requirement in the preceding sentence shall apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(ii)           Period Certain Annuities.  Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date.  If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date.  If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subparagraph (ii), or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(e)           Requirements for Minimum Distributions Where Participant Dies before Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary.  If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest shall be distributed, beginning no later than the time described in paragraph (b)(ii)(A) or (B) above, over the life of the Designated Beneficiary or over a period certain not exceeding:

(A)          Unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(B)           If the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(ii)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          Death of Surviving Spouse before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this paragraph (e) shall apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin shall be determined without regard to paragraph (b)(ii)(A) above.

(f)            Changes in Annuity Payment Period.  If a stream of annuity payments otherwise satisfies this Section 3.4, the annuity payment period may be changed, and the annuity payments may be modified in association with that change, provided that the following requirements are satisfied:

(i)            One of the following applies:

(A)          The change occurs at the time that the Participant retires or in connection with a Plan termination;

(B)           The annuity payments prior to change are annuity payments paid over a period certain without life contingencies; or

(C)           The annuity payments after the change are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a Designated Beneficiary, the Participant’s Spouse is the sole Designated Beneficiary, and the change occurs in connection with the Participant’s marriage to such Spouse;

(ii)           The future payments under the modified stream satisfy the requirements of this Section 3.4 (determined by treating the date of the change as a new Annuity Starting Date and the actuarial equivalent present value of the remaining payments prior to the change as the entire interest of the Participant);

(iii)          For purposes of sections 415 and 417 of the Code, the date of the change is treated as a new Annuity Starting Date;

(iv)          After taking into account the change, the annuity stream satisfies section 415 of the Code (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable at such date); and

(v)           The end point of the period certain, if any, for any modified payment is not later than the end point that was available under this Section 3.4 at the original Annuity Starting Date.

(g)           Definitions.  For purposes of this Section 3.4, the following definitions shall apply:

(i)            “Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 1.6 and is the “designated beneficiary” under section 401(a)(9) of the Code and Treas. Reg. §1.401(a)(9)-1, Q&A-4.

(ii)           “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph (b)(ii) above.

(iii)          “Life Expectancy” shall mean life expectancy as computed by the use of the Single Life Table in Treas. Reg. §1.401(a)(9)-9.

(iv)          “Required Beginning Date” shall mean:

(A)          In the case of a Participant who reached age 70-1/2 prior to January 1, 1999, or who is a 5% owner (within the meaning of section 401(a)(9)(C)(ii) of the Code), April 1 of the calendar year following the year in which the Participant reaches age 70-1/2; and

(B)           In the case of a Participant who is not a 5% owner and who reaches age 70-1/2 on or after January 1, 1999, April 1 of the calendar year following the later of the year in which the Participant retires or the year in which the Participant reaches age 70-1/2.

3.5           Retirement Date.

The Retirement Date for a Participant shall be the date specified in Section 3.1, 3.2, or 3.3.  The Retirement Date is the Annuity Starting Date.

SECTION 4

RETIREMENT BENEFITS

4.1           Accrued Benefit.

The Accrued Benefit, in the form of a monthly benefit payable as a single life annuity, for any Participant shall equal the greatest of:

(a)           $20 multiplied by his or her Credited Service;

(b)           The Participant’s Credited Service, up to a maximum of 33 years, multiplied by:

(i)            1% of Final Average Monthly Earnings; plus

(ii)           3/4 of 1% of Final Average Monthly Earnings in excess of the integration level.  For the purposes of this Section 4.1, the integration level is 1/36 of the Social Security maximum taxable wage base, as defined under Section 230 of the Social Security Act, in the year as of which the Accrued Benefit is determined (which shall be not later than the Participant’s date of Termination or, if earlier, the Participant’s Freeze Date), provided that the 1/36 Social Security maximum taxable wage base shall not exceed 1/12 of covered compensation as defined under section 401(l) of the Code and regulations thereunder; or

(c)           The greatest early retirement benefit the Participant would have been entitled to receive under Section 4.3 if he or she had retired and commenced receiving a reduced monthly pension at any time before his or her Regular Retirement Date.

Notwithstanding the foregoing, a Participant’s Accrued Benefit shall not be less than his or her Accrued Benefit would have been on February 28, 1989, if the Accrued Benefit had been calculated on that date using the benefit formula in effect on December 31, 1988.

The Final Average Accrued Benefit of a Section 401(a)(17) Participant who is eligible to receive retirement income under the Plan shall be a monthly income equal to the greater of (1) or (2) below, where:

(1)                                           Is the sum of (A) and (B) below,

(A)                           The Participant’s Frozen Final Average Accrued Benefit; plus

(B)                             The Participant’s Final Average Accrued Benefit determined under paragraph (b) above, based upon the Participant’s Final Average

Monthly Earnings and Credited Service as of the date of determination, but disregarding Credited Service prior to January 1, 1994 (except for purposes of the 33-year limit under paragraph (b) above);

and

(2)                                     Is the Participant’s Final Average Accrued Benefit determined under paragraph (b) above, counting all Credited Service, up to a maximum of 33 years, and using the maximum compensation limits in effect under section 401(a)(17) of the Code on and after January 1, 1994, in determining a Participant’s Final Average Monthly Earnings.

It is intended that the foregoing provisions comply with the requirements of Treas. Reg. §1.401(a)(4)-13 and §1.401(a)(17)-1 regarding the fresh-start with extended wear-away of Section 401(a)(17) Participants.

4.2           Regular Retirement Benefit.

A Participant’s monthly Regular Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination (or the Participant’s Freeze Date, if earlier) Actuarially adjusted for form of payment and any prior distributions.

4.3           Early Retirement Benefit.

A Participant’s Early Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination (or the Participant’s Freeze Date, if earlier), reduced as specified below for each year that the Early Retirement Date precedes the Regular Retirement Date, and then Actuarially adjusted for form of payment and any prior distributions.  The reduced benefit shall be determined using the general reduction factor from the following table, except that the amount determined under Section 4.1(b)(ii) shall be reduced using the special reduction factor indicated:

Number of years	General	Section 4.1(b)(ii)
Prior to Regular	Reduction	Reduction
Retirement Date	Factor	Factor

0	100.0000%	100.0000%
1	98.0000	93.3333
2	96.0000	86.6667
3	94.0000	80.0000
4	90.0000	74.0000
5	86.0000	68.0000
6	80.0000	62.0000
7	74.0000	56.0000
8	68.0000	50.0000
9	62.0000	44.0000
10	56.0000	38.0000
11	50.0000	32.0000
12	44.0000	26.0000

If the Participant’s number of years prior to Regular Retirement Date includes partial years, the percentages to be applied to the two benefit factors shall be interpolated from the above table.

4.4           Deferred Retirement Benefit.

A Participant’s Deferred Retirement Benefit shall equal his or her vested Accrued Benefit as of his or her Deferred Retirement Date (or the Participant’s Freeze Date, if earlier), Actuarially adjusted for form of payment and any prior distributions, and, to the extent required under section 401(a)(9) of the Code, to reflect commencement after age 70-1/2.  Additional benefit accruals after a Participant’s Regular Retirement Date shall be offset by any adjustment attributable to the delay in distribution of benefits after age 70-1/2, as permitted under section 411(b)(1)(H)(iii)(II) of the Code.  There shall be no Actuarial adjustment to reflect the deferred commencement of benefits prior to age 70-1/2.  If a Participant begins receiving benefits prior to his or her date of Termination, additional benefit accruals for a calendar year shall be reduced (but not below zero) by the Actuarial Equivalent of the benefit payments made to the Participant during that calendar year, as permitted by section 411(b)(1)(H)(iii)(I) of the Code and regulations thereunder.  Credited Service and Earnings beyond the Regular Retirement Date shall be taken into consideration, subject to the 33-year limit in Section 4.1.  In no event shall the benefit provided under this paragraph be less than the retirement benefit to which the Participant would have been entitled if he or she had actually retired on the Regular Retirement Date.

4.5           Reemployment After Retirement.

Upon reemployment on or after June 1, 2005, a Participant shall continue to receive retirement benefits, but shall not resume accruing benefits under the Plan.  A Participant who was rehired prior to June 1, 2005, may continue accruing benefits until his or her Freeze Date.  Benefits shall be adjusted to reflect additional accruals to the extent required by ERISA and the Code.  At the Participant’s subsequent retirement, benefits payable shall be based on his or her total Credited Service and Earnings at the time of subsequent retirement (or the Participant’s Freeze Date, if earlier), and shall be reduced by the Actuarial Equivalent value of benefits previously received by the Participant, except as otherwise provided in Section 5.6.  In no event shall the benefit provided upon subsequent retirement be less than the initial retirement benefit.

4.6           Suspension of Payments.  Except as otherwise provided in Section 3.3, Section 4.4, and Section 4.5, no pension payments shall be made for any period in which a Participant is in “Substantial Employment.”  A Participant is in Substantial Employment if the Participant has remained in or returned to employment with the Employer during any calendar month subsequent to the date the Participant reaches age 65 and works at least eight days in such calendar month (or during a four- or five-week payroll period ending in such calendar month).  For this purpose, a Participant shall be treated as working on any day during which he or she performs at least one Hour of Service.  If all or a portion of a Participant’s pension payments are suspended for any period after he or she reaches age 65, the Committee shall notify the Participant, by personal delivery or first class mail, during the first calendar month commencing on or after the date the Participant reaches age 65 in which the Plan withholds payments, that his or her benefits are suspended, in accordance with the requirements set forth in 29 C.F.R. §2530.203-3(b)(4).

A Participant’s pension payments shall commence, subject to offset as provided by 29 C.F.R. §2530.203-3(b)(2) and (3), no later than the first day of the third calendar month after the calendar month in which the Participant ceases to be in Substantial Employment.  The pension payable when the Participant ceases to be in Substantial Employment shall be determined in accordance with Section 4.4 or 4.5, whichever is applicable at such time, and shall be based on his or her total Credited Service (to a maximum of 33 years).

Every Participant must notify the Committee of any employment with the Employer subsequent to the time his or her pension payments from the Plan commence.  A Participant may request that the Committee render a determination pursuant to Section 10.5 as to whether specific contemplated employment would constitute Substantial Employment.

4.7           Benefits for Former Participants.

Except as otherwise specifically provided in the Plan, eligibility for benefits and the amount of such benefits for a former Participant who retired or otherwise separated from service with the Employer before June 1, 2005, shall be based upon the provisions of the Plan in effect on the Participant’s date of Termination.  An employee who Terminates prior to becoming a Participant in this Plan may be eligible for benefits under a predecessor employer plan but is not eligible for benefits under this Plan.  However, if a Terminated Participant has had an hour of service on or after January 1, 1976, and is living on August 23, 1984, a Spouse’s death benefit may be payable under Section 6.1(c) if the requirements of that section are met.

SECTION 5

FORMS OF PAYMENT

5.1           Forms of Payment.

A retiring Participant may elect any one of the options described below at any time during the 90-day period ending on the Annuity Starting Date.

(a)           Whole Life Annuity

A Whole Life Annuity shall be payable monthly from the Annuity Starting Date to the first of the month preceding death.  The amount of the monthly benefit shall equal the monthly Regular Retirement Benefit, adjusted for Early or Deferred Retirement if applicable.

(b)           Joint and Survivor Annuity

A reduced Joint and Survivor Annuity shall be payable monthly to a retired Participant from the Annuity Starting Date to the first of the month preceding death.  Following the Participant’s death, a benefit, equal to 50% or 100% of the reduced amount payable to the retired Participant, shall be payable for life to the Participant’s Spouse, if living at the time of the Participant’s death.  A Participant may elect which percentage shall be payable to the Spouse.

If the Spouse dies after the Participant’s Annuity Starting Date, the Participant’s payments shall be in the same reduced amount as is otherwise payable under the Joint and Survivor Annuity.  If the Spouse dies prior to the Participant’s Annuity Starting Date, any election of a form of benefit under this paragraph (b) shall be automatically canceled.  If the Participant dies prior to the Annuity Starting Date, the Spouse shall not be entitled to receive any payments under this Section 5.1.

The 50% Joint and Survivor Annuity shall be equal to 90% of the Participant’s retirement benefit payable in the form of a Whole Life Annuity.

The 100% Joint and Survivor Annuity shall be equal to 80% of the Participant’s retirement benefit payable in the form of a Whole Life Annuity.

(c)           Period Certain and Life Annuity

A reduced Period Certain and Life Annuity shall be payable monthly from the Annuity Starting Date to the first of the month preceding death, but in no event shall less than a certain number of monthly payments be made.  A Participant may elect the period certain and number of monthly payments under the table below.  If the Participant dies before receiving the applicable number of monthly payments, the remaining payments shall continue to be made to his or her designated Beneficiary.  If both the Participant and the Beneficiary die before receiving the applicable number of monthly payments, the remaining payments shall be made to the estate of the last to die of the Participant and the Beneficiary.  The total value of the Period Certain and Life Annuity shall be equal to the portion of the Participant’s retirement benefit payable in the form of a Whole Life Annuity, specified in the table below:

	Number of	Total Benefit
Period of Years	Monthly Payments	Reduction Factor
5	60.98
10	120.92
15	180.85
20	240.75

If any benefit is payable to the Participant’s or Beneficiary’s estate under this paragraph (c), such benefit shall be payable in a single sum amount.  The single sum amount shall be the present value of the benefit under this paragraph (c), determined by using the Applicable Interest Rate.

5.2           Automatic Form of Benefit.

Unless a Participant elects otherwise, Benefits shall be paid as provided below:

(a)           Married Participants

Any Participant who has a Spouse on his or her Annuity Starting Date shall automatically be deemed to have elected the 50% (or, if the Participant so elects in writing during the election period described in Section 5.1, 100%) Joint and Survivor Annuity, effective as of such date, with such Spouse as the joint annuitant.

A Participant may reject the Joint and Survivor Annuity by filing a written notice with the Committee prior to the Annuity Starting Date.  Such notice must be signed by the Participant’s Spouse, and the Spouse’s signature must be notarized or witnessed by a Plan representative.  In the event the Joint and Survivor Annuity is rejected, benefits shall be paid in the form of a Whole Life Annuity, unless another option is elected.  The election of an optional benefit or the designation of a Beneficiary other than the Spouse may not be changed without spousal consent or the spousal consent must permit designations by the Participant without further consent by the Spouse.

A Participant may file a rejection notice or revoke any such notice at any time during the election period described in Section 5.1.

(b)           Other Participants

Any other Participant shall receive his or her retirement benefits in the form of a Whole Life Annuity, unless another option is elected.

5.3           Limitation on Joint Annuitant.

A Participant may not elect a joint annuitant other than his or her Spouse.

5.4           Explanation of Forms of Payment.

The Committee shall furnish each Participant with a written explanation of the terms and conditions of the forms of payment, and of his or her right to defer commencement of benefit payments until his or her Regular Retirement Date, if applicable, not more than 90 days and not less than 30 days prior to the Annuity Starting Date; provided, however, that distributions of a Participant’s benefit may commence less than 30 days after such explanation is given to the Participant if:

(a)           The Committee clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving such explanation to consider whether to waive the automatic form of payment described in Section 5.2 and, if applicable, to consider whether to commence receipt of his or her benefit before his or her Regular Retirement Date;

(b)           After receiving the explanation, the Participant affirmatively elects a form of distribution (with spousal consent, if required under Section 5.2), and the Participant affirmatively elects to commence receiving his or her benefit (if distribution is to commence prior to his or her Regular Retirement Date);

(c)           The Participant is permitted to revoke his or her affirmative election at least until his or her Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation is provided to the Participant;

(d)           The Participant’s Annuity Starting Date is after the date the explanation is provided to the Participant, except as otherwise permitted under section 417(a)(7) of the Code and Treasury regulations issued thereunder; and

(e)           Distribution in accordance with the Participant’s affirmative election does not commence before the expiration of the seven-day period that begins on the day after the explanation is provided to the Participant.

5.5           Retroactive Annuity Starting Dates.

Notwithstanding the requirements of Sections 5.1 and 5.4, a Participant may elect an Annuity Starting Date which is on or before the date the explanation described in Section 5.4 is provided to the Participant (a “retroactive Annuity Starting Date”), provided that:

(a)           The requirements of Treas. Reg. §1.417(e)-1(b)(3)(iv) and (v) or any successor thereto are satisfied; and

(b)           The retroactive Annuity Starting Date is the later of (i) the Participant’s Regular Retirement Date, or (ii) the first date of the month on or after the date of the Participant’s termination of employment.

Notwithstanding Section 5.2, if the Participant’s Spouse as of a retroactive Annuity Starting Date is not the Participant’s Spouse as of the date distributions actually commence, that former Spouse is not required to consent to the Participant’s waiver of the Joint and Survivor Annuity, unless otherwise provided under a Qualified Domestic Relations Order.  (However, the consent of the Participant’s Spouse as of the actual commencement date may be required under Treas. Reg. §1.417(e)-1(b)(3)(v), even if the benefit is payable in the form of a Joint and Survivor Annuity.)

If a retroactive Annuity Starting Date is elected under this Section 5.5, then the date distributions actually commence shall be substituted for the Annuity Starting Date for purposes of the timing requirements of Sections 5.1, 5.2, and 5.4 for the Participant’s waiver notice and election of an optional form of payment and the provision of the explanation to the Participant.

5.6           Small Benefits and Repayment of Benefit.

In cases where the present value of a vested or payable benefit of a Terminating Participant is not greater than $1,000, the benefit shall be paid in a lump-sum distribution as soon as practicable after Termination.  For purposes of this paragraph, the present value shall be based upon the Applicable Interest Rate and the Applicable Mortality Table.  A Participant who has no vested benefit at the time of his or her Termination shall be deemed to receive a distribution in the amount of $0 under this Section 5.6 as of the date of such Termination.

In the event a Participant receives a lump-sum distribution at any time after Termination and later resumes participation after returning to work, he or she may repay such benefit with 5% interest to the Plan within two years of resuming employment.  The Accrued Benefit of a Participant who makes such repayment shall be determined as if no prior distribution occurred.  If a Participant who receives a deemed $0 distribution later returns to work, he or she shall be deemed to have repaid such distribution to the Plan.

5.7           Direct Rollovers.

(a)           Direct Rollovers.  Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 5.7, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions.

(i)            Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)           Eligible retirement plan:  An eligible retirement plan is any of the following that accepts the distributee’s eligible rollover distribution:  an individual retirement plan; an annuity plan described in section 403(a) of the Code; a qualified trust described in section 401(a) of the Code; an annuity contract described in section 403(b) of the Code; and an eligible plan under section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to account separately for amounts transferred into such plan from this Plan.

(iii)          Distributee:  A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving Spouse and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.

(iv)          Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(v)           Individual retirement plan:  An individual retirement plan is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

SECTION 6

DEATH AND DISABILITY BENEFITS

6.1           Spouse’s Death Benefit.

In the event a vested Participant dies before his or her Annuity Starting Date, his or her Spouse shall receive a pre-retirement death benefit.  The amount of the Spouse’s benefit and time of commencement is described below.  The Spouse of a nonvested Participant, or of a Participant who dies on or after his or her Annuity Starting Date, is not entitled to this death benefit.

(a)           Death After Earliest Retirement Date

If the Participant dies before his or her Annuity Starting Date and after his or her Earliest Retirement Date, the Spouse’s benefit shall be paid monthly from the first of the month coinciding with or following the Participant’s death through the first of the month preceding the Spouse’s death.  For purposes of this Section 6.1, a Participant’s “Earliest Retirement Date” means the earliest date on which he or she could have elected to receive benefits under Section 3 or Section 7.2, based on his or her actual Period of Service at death.  The benefit shall equal 45% (or, if the Participant dies after electing a 100% Joint and Survivor Annuity under Section 5.2(a) during the 90-day period ending on the first of the month coinciding with or following the Participant’s death, 80%) of the benefit in the form of a single life annuity to which the Participant would have been entitled if his or her Retirement Date were immediately before the date of his or her death.

(b)           Death Prior to Earliest Retirement Date and Termination

If the Participant Terminates due to death and prior to his or her Earliest Retirement Date, the Spouse’s benefit shall be paid monthly from the Participant’s Earliest Retirement Date through the first of the month preceding the Spouse’s death.  The benefit shall equal 45% (or, if the Participant dies after electing a 100% Joint and Survivor Annuity under Section 5.2(a) during the 90-day period ending on his or her Earliest Retirement Date, 80%) of the benefit to which the Participant would have been entitled at his or her Earliest Retirement Date.  The Participant shall be deemed to continue accruing Periods of Service until the Earliest Retirement Date and shall be deemed to continue accruing Credited Service until the earlier of the Earliest Retirement Date or the Participant’s Freeze Date.

(c)           Death Prior to Earliest Retirement Date and After Termination

If the Participant dies following Termination but prior to his or her Earliest Retirement Date, the Spouse’s benefit shall be paid monthly from the Participant’s

Earliest Retirement Date through the first of the month preceding the Spouse’s death.  The Earliest Retirement Date shall be determined as if he or she had survived but not accrued Periods of Service or Credited Service past date of death.  The benefit shall equal 45% (or, if the Participant dies after electing a 100% Joint and Survivor Annuity under Section 5.2(a) during the 90-day period ending on his or her Earliest Retirement Date, 80%) of the benefit to which the Participant would have been entitled at his or her Earliest Retirement Date.  If the Participant has not had an hour of service on or after January 1, 1976, the Participant is not eligible for a benefit under this paragraph (c).

(d)           Spousal Consent to Annuity Commencement

Notwithstanding the provisions of paragraphs (a) through (c) above, survivor annuity payments under this Section 6.1 shall not commence prior to the date on which the Participant would have attained his Regular Retirement Date (or, if earlier, the later of age 65 or the fifth anniversary of the Participant’s commencement of participation in the Plan) unless the Spouse consents to the commencement of such payments at an earlier date.  If the Spouse elects to defer commencement of the survivor annuity beyond the date otherwise provided under paragraphs (a) through (c) above, the amount of the survivor annuity shall be adjusted to reflect the amount of the Joint and Survivor Annuity which would have been payable to the Participant on such deferred commencement date.

(e)           Benefit Payable to Child

If this Section 6.1 would apply to a Participant but for the fact that there is no surviving Spouse, and if such Participant is survived by a child under age 21, then the monthly benefit provided for in paragraphs (a) through (c) above shall be paid to such child until the first day of the month in which he or she attains age 21; and if there are two or more such children, the benefit shall be divided equally among them; and if any of such children’s benefits cease by virtue of their attaining age 21, the benefits shall be divided equally among the remaining eligible children.  The monthly benefit payable under this paragraph (e) shall commence on the first of the month coinciding with or following the Participant’s death, and the benefit shall not be Actuarially adjusted to reflect immediate commencement.

6.2           Disability Benefits.

Periods of Disability up to a maximum of ten years, or, if less, the number of years during which a Participant is entitled to receive disability benefits under the Employer’s voluntary disability plan, shall be included for purposes of determining Periods of Service for vesting and (up to the Participant’s Freeze Date) for Credited Service.

SECTION 7

VESTING

7.1           Vesting.

Each Participant shall have a vested, nonforfeitable right to his or her Accrued Benefit multiplied by the appropriate vesting percentage in accordance with the following table:

Period of Service	Percent Vested
Less than 5 years	0%
5 years or more	100%

In addition, each employee shall have a 100% nonforfeitable right to his or her Accrued Benefit upon attaining age 65 while in the service of the Employer.  An employee who Terminates with a 0% vested benefit shall be deemed “nonvested.”

7.2           Deferred Vested Benefit.

A Participant who Terminates with a vested Accrued Benefit prior to his or her Regular or Early Retirement Date shall be entitled to receive his or her vested Accrued Benefit, Actuarially adjusted for form of payment and any prior distributions, commencing on his or her Regular Retirement Date.

Payment of a Participant’s vested Accrued Benefit, reduced in accordance with the factors set forth in Section 4.3 and Actuarially adjusted for form of payment and any prior distributions, shall commence not later than the 60th day after the close of the Plan Year in which occurs the latest of:

(a)           The date the Participant attains age 65;

(b)           The tenth anniversary of the Participant’s commencement of participation in the Plan; or

(c)           The date the Participant Terminates.

Notwithstanding the preceding sentence, a Participant may elect to defer commencement of benefits until his or her Regular Retirement Date, if later.  For this purpose, the Participant’s failure to apply for benefits shall be deemed an election to defer commencement of benefit payments to his or her Regular Retirement Date.

A Participant who Terminates after completing a 15-year Period of Service but prior to age 55 may elect to commence receiving his or her vested Accrued Benefit, reduced in accordance with the factors set forth in Section 4.3 and Actuarially adjusted for form of payment and any prior distributions, on the first day of any month coinciding with or following the date he or she attains age 55.

7.3           Forfeitures.

Any forfeitures arising under this Plan shall be used only to offset future Employer contributions and shall not affect any Participant’s Accrued Benefit.

SECTION 8

LIMITATIONS ON BENEFITS

8.1           Limitations re Highly Compensated Employees.

(a)           Restriction of Benefits.  In the event of Plan termination, the benefit of any highly compensated employee (as defined in section 414(q) of the Code and regulations thereunder, including any highly compensated former employee) shall be limited to a benefit which is nondiscriminatory under section 401(a)(4) of the Code.

(b)           Restrictions on Distributions.  Annual payments to a Restricted Participant shall be restricted to an amount equal to the payments that would be made on behalf of such Restricted Participant under a single life annuity which is Actuarially Equivalent to the sum of the Restricted Participant’s Accrued Benefit and his or her other Benefits under the Plan.  However, the restrictions of this paragraph (b) shall not apply if:

(i)            After payment to such Restricted Participant of all Benefits, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in section 412(l)(7) of the Code); or

(ii)           The value of the Benefits for such Restricted Participant is less than 1% of the value of current liabilities.

(c)           Definitions.  The following definitions shall apply for purposes of this Section 8.1:

(i)            Restricted Participant means, for any Plan Year, any highly compensated employee or highly compensated former employee, as defined in section 414(q) of the Code and the regulations thereunder; provided, however, that for any Plan Year, the total number of Restricted Participants shall be limited to a group of 25 highly compensated employees and highly compensated former employees.  Such group shall consist of those highly compensated employees and highly compensated former employees with the greatest compensation.

(ii)           Benefit shall include loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee’s life.

(d)           Inapplicability of Restrictions.  In the event that the provisions of this Section 8.1 are no longer necessary to qualify this Plan under section 401(a) of the Code, this Section 8.1 shall be ineffective without amendment to the Plan.

8.2           Maximum Annual Benefit Payable Under the Plan.

Anything to the contrary notwithstanding, a Participant’s annual benefit shall not exceed the lesser of the Defined Benefit Dollar Limitation (or, if greater, the Participant’s Accrued Benefit on December 31, 1982), or 100% of the Participant’s average compensation during the three consecutive Plan Years when his or her compensation was the highest, subject to the following:

(a)           A Participant’s annual benefit shall mean the benefit payable annually in the form of a straight life annuity (with no ancillary benefits), within the meaning of section 415(b)(2) of the Code, determined in accordance with the following:

(i)            Except as provided herein, a Participant’s retirement benefit under the Plan shall, for purposes of applying the limitations of this Section 8.2, be adjusted to a straight life annuity beginning at the same age which is the Actuarial Equivalent of such benefit in accordance with rules determined by the Commissioner of Internal Revenue.  For purposes of making the foregoing adjustment to a straight life annuity, there shall not be taken into account the value of a qualified joint and survivor annuity provided under the Plan to the extent that such value exceeds the sum of (A) the value of a straight life annuity beginning on the same date and (B) the value of any post-retirement death benefits which would be payable even if the annuity was not in the form of a joint and survivor annuity.

(ii)           For purposes of subparagraph (i) above, the annual benefit in the form of a straight life annuity commencing at the same age that is Actuarially Equivalent to the Plan benefit shall be the greater of the equivalent annual benefit computed using the mortality table and interest rate specified in Section 1.2 (or otherwise specified in the Plan for such form of benefit), and the equivalent annual benefit computed using the Applicable Mortality Table and an interest rate of:

(A)          In the case of a benefit in a form that is not subject to section 417(a)(3) of the Code, 5%; and

(B)           In the case of a benefit in a form that is subject to section 417(a)(3) of the Code:

(1)           Except as provided in subparagraph (ii)(B)(2) below, the Applicable Interest Rate; or

(2)           With respect to the 2004 and 2005 Plan Years, 5.5%; provided, however, with respect to a benefit that is received in 2004, the amount payable shall not be less than the amount that would have been payable had the amount payable been determined using the Applicable Interest Rate in effect as of December 31, 2003.

(b)           The “Defined Benefit Dollar Limitation” shall mean $160,000, as adjusted under section 415(d) of the Code, effective as of January 1 of each year, in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity.  For purposes of this paragraph (b), a limitation as adjusted under section 415(d) of the Code shall apply to limitation years ending with or within the calendar year for which the adjustment applies.

(c)           If the Participant has less than ten years of employment with the Employer, the 100% of average compensation limitation referred to in this Section 8.2 shall be reduced by multiplying it by a fraction which has a numerator equal to the Participant’s years of employment (including fractions thereof) and which has a denominator equal to ten.

(d)           If the Participant has been a Participant in the plan for fewer than ten years, the Defined Benefit Dollar Limitation shall be reduced by multiplying it by a fraction which has a numerator equal to the Participant’s years of participation (including fractions thereof) and which has a denominator equal to ten.

(e)           The Defined Benefit Dollar Limitation, as reduced under paragraph (d) above, if necessary, shall be adjusted in accordance with the following, to the extent applicable:

(i)            If benefit payments commence before the Participant reaches age 62, the Defined Benefit Dollar Limitation (as reduced under paragraph (d) above, if necessary) shall be adjusted so that it is the Actuarial Equivalent of the limitation at age 62.  For purposes of this subparagraph (i), the reduced limitation that is the Actuarial Equivalent of such limitation at age 62 shall be the lesser of the equivalent amount using the interest rate and mortality table specified in Section 1.2, or the equivalent amount using an interest rate of 5% and the Applicable Mortality Table.

(ii)           If benefit payments commence after the Participant reaches age 65, the Defined Benefit Dollar Limitation (as reduced under paragraph (d) above, if necessary) shall be increased so that it is the Actuarial Equivalent of an annual benefit equal to the Defined Benefit Dollar Limitation beginning at age 65.  For purposes of this subparagraph (ii), the increased limitation that is the Actuarial Equivalent of such limitation at the Social Security retirement age shall be the lesser of the equivalent amount using the interest rate and mortality table specified in Section 1.2, or the equivalent amount using an interest rate of 5% and no mortality decrement.

All adjustments shall be made in accordance with the provisions of section 415 of the Code, regulations promulgated thereunder, and any IRS publications concerning section 415.

(f)            The term “compensation” as used in this Section 8.2 shall be defined as per Internal Revenue Service Regulation 1.415-2(d)(2) and (3), but shall include any contributions made by the Employer on behalf of an employee, by salary reduction pursuant to the employee’s election, to a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan as defined in section 125(d) of the Code, or a qualified transportation fringe described in section 132(f)(4) of the Code.

(g)           The Plan Year shall be the “limitation year” for purposes of section 415 of the Code.

(h)           This Section 8.2, as amended to comply with section 415(b)(2) of the Code as amended by the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 (collectively, “GATT”), shall not apply to benefits accrued before January 1, 2000 (“Old-Law Benefits”).  After December 31, 1999, the limitations of this Section 8.2, as amended to comply with GATT, shall apply to a Participant’s total accrued benefit, provided that, in any event, the Participant shall receive no less than his or her Old-Law Benefit, limited to the extent required under Q/A-15 of Rev. Rul. 98-1, in accordance with Method 2 of Q/A-14 of Rev. Rul. 98-1.

SECTION 9

TOP HEAVY PROVISIONS

9.1           Scope.

Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top Heavy within the meaning of section 416(g) of the Code, the provisions of this Section 9 shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years which are not Top Heavy.

9.2           Top Heavy Status.

(a)           Top Heavy.

This Plan shall be “Top Heavy” for Plan Years commencing after December 31, 1983, if, as of the Determination Date, (i) the sum of the Aggregate Accounts of Key Employees, or (ii) the Present Value of Accrued Benefits of Key Employees under this Plan and any plan of an Aggregation Group, exceeds 60% of the Aggregate Accounts or the Present Value of Accrued Benefits of all Participants under this Plan and any plan of an Aggregation Group.

The Present Value of Accrued Benefits and/or Aggregate Account balance of a Participant shall not be taken into account for purposes of determining Top Heavy status:

(i)            If the Participant was previously a Key Employee but is no longer a Key Employee; or

(ii)           If the Participant has not been credited with at least one Hour of Service during the one-year period ending on the Determination Date.

(b)           Determination Date.

Whether the Plan is Top Heavy for any Plan Year shall be determined as of the Determination Date.  “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(c)           Valuation Date.

“Valuation Date” means, for purposes of determining Top Heaviness, the Determination Date.

(d)           Aggregate Account.

“Aggregate Account” means, with respect to a Participant, his or her adjusted account balance in a defined contribution plan, as determined under the top heavy provisions of such plan.

(e)           Present Value of Accrued Benefits.

“Present Value of Accrued Benefits” means the sum of:

(i)            The Actuarial Equivalent present value of the accrued normal retirement benefit under the Plan as of the Valuation Date; and

(ii)           Any part of any distribution made during the one-year period ending on the Determination Date on account of separation from service, death, or disability; and

(iii)          Any part of any distribution, for any reason other than separation from service, death, or disability, during the five-year period ending on the Determination Date.

The amounts in subparagraphs (ii) and (iii) above shall include distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.

Unrelated rollovers or transfers shall be considered distributions.  A related rollover or transfer shall not be considered a distribution.  An unrelated rollover or transfer is one which is both initiated by the employee and made between plans of different employers.  A related rollover or transfer is one which is either not initiated by the employee or made between plans of the same employer.

For purposes of subparagraph (i) above, the Present Value of Accrued Benefits shall include benefits attributable to voluntary or mandatory employee contributions, unrelated rollovers or transfers accepted prior to January 1, 1984, and related rollovers or transfers accepted at any time.  The present value of accrued benefits shall not include benefits attributable to voluntary deductible employee contributions, or unrelated rollovers or transfers accepted after January 1, 1984.

Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top Heavy, the accrued benefit of an employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

(f)            Key Employee.

“Key Employee” shall be determined as follows:

(i)            A “Key Employee” is any employee or former employee of an Employer who, at any time during the Plan Year that includes the Determination Date, is:

(A)          An officer of the Employer whose annual compensation (as defined in section 415(c)(3) of the Code) is greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2001);

(B)           An employee who owns more than 5% of the Employer; or

(C)           An employee who owns more than 1% of the Employer with annual compensation from the Employer that exceeds $150,000.

(ii)           The Beneficiaries of a Key Employee shall also be considered Key Employees.

(iii)          For purposes of subparagraph (i)(A) above, no more than 50 employees (or, if less, the greater of three or 10% of the employees) shall be treated as officers.

(iv)          The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the Treasury regulations thereunder.

(g)           Aggregation Group.

“Aggregation Group” means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation Group).  The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans.

(i)            The Required Aggregation Group includes each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date and each other plan of the Employer which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or nondiscriminatory contribution requirements of sections 401(a)(4) and 410 of the Code.

(ii)           A Permissive Aggregation Group may include any Employer-sponsored plan, provided the group as a whole continues to satisfy the minimum participation standards and nondiscriminatory contribution requirements of sections 401(a)(4) and 410 of the Code.

Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy, or non-Top Heavy in accordance with the group’s status.  In a Permissive Aggregation Group that is determined Top Heavy only those plans that are required to be aggregated shall be Top Heavy.  In a Permissive Aggregation Group that is not Top Heavy, no plan in the group shall be Top Heavy.

9.3           Minimum Benefit.

(a)           General Rule.

For any Top Heavy Plan Year, a non-Key Employee shall have an Accrued Benefit at least equal to the minimum benefit described herein.  The minimum Accrued Benefit at any point in time equals the lesser of:

(i)            2% multiplied by Top Heavy Periods of Service; or

(ii)           20%,

multiplied by such Participant’s “Average Compensation.”  “Average Compensation” means a Participant’s compensation as described in section 415 of the Code, as limited by section 401(a)(17) of the Code, for the five consecutive years when such Participant had the highest aggregate compensation from the Employer.  However, compensation received for non-Top Heavy Plan Years shall be disregarded.  The benefit described herein is expressed as an annual benefit in the form of a single life annuity (with no ancillary benefits), commencing at normal retirement age.

A non-Key Employee shall not be denied this minimum benefit because he or she was not employed on a specified date, failed to make any mandatory employee contributions, or failed to earn a specified amount of compensation.

For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and this Section 9.3, in determining Top Heavy Periods of Service, any service with the Employer shall be disregarded to the extent that such Periods of Service occur during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

(b)           Special Two Plan Rule.

Where this Plan and a defined contribution plan belong to an Aggregation Group that is determined Top Heavy, the minimum benefit required under (a) above for any non-Key Participant who also participates in the defined contribution plan shall be reduced by the minimum contribution and forfeiture allocated to the non-Key Participant’s accounts pursuant to the defined contribution plan’s top heavy provisions.  Such offset shall be in accordance with the safe harbor rules of Treas. Reg. §1.416-1 (M-12).

9.4           Vesting.

(a)           Top Heavy Schedule.

For any Top Heavy Plan Year, each Participant who completes an Hour of Service in such Year shall become vested and have a nonforfeitable right to retirement benefits he or she has earned under the Plan in accordance with the following table, provided, however, that a Participant’s vesting percentage shall not be less than the percentage determined under the table in Section 7.1:

Periods of Service	Vesting Percentage

Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

(b)           Return to Non-Top Heavy Status.

If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan Year, the vesting schedule shall revert to the vesting schedule in effect before the Plan became Top Heavy.  Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant’s nonforfeitable interest in the Plan on the date of such amendment.

In the event of such reversion, or in the event the Committee elects to amend the Top Heavy vesting schedule, a Participant with three or more years of service with the Employer as of the end of the election period may elect to remain covered by the Top Heavy vesting schedule.  If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(i)            The adoption date of the amendment;

(ii)           The effective date of the amendment; or

(iii)          The date the Participant receives written notice of the amendment from the Committee.

SECTION 10

ADMINISTRATION OF THE PLAN

10.1         Plan Administrator.

The Plan Administrator shall be VWR which, by action of its Board of Directors, shall appoint a Benefit and Retirement Plan Committee composed of at least three persons.  Every member of VWR’s Board of Directors and the Committee shall be deemed a fiduciary.  No Committee member who is an employee shall receive compensation with respect to his or her service on the Committee.  Any member of the Committee may resign by delivering written resignation to VWR and to the Committee.  VWR may remove or replace any member of the Committee at any time.

10.2         Organization and Procedures.

VWR shall designate a chairman from the members of the Committee.  The Committee shall appoint a secretary, who may or may not be a member of the Committee.  The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Committee.  The chairman of the Committee shall be the agent of the Plan for service of legal process.  All reports required by law may be signed by the chairman on behalf of all members of the Committee.

The Committee shall act by a majority of its members in office, either by a vote at a meeting or in writing without a meeting, and may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs.

10.3         Duties and Authority.

(a)           Administrative Duties.

The Committee shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.  The Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operations in accordance with the terms thereof, including, but not limited to, the following:

(i)            Interpret the provisions of the Plan and determine any question arising under the Plan, or in connection with the administration or operation thereof;

(ii)           Determine all considerations affecting the eligibility of any employee to be or become a Participant;

(iii)          Determine eligibility for and amount of retirement benefits for any Participant;

(iv)          Authorize and direct the Funding Agent with respect to all disbursements of benefits under the Plan;

(v)           Employ and engage such persons, counsel, and agents and to obtain such administrative, clerical, medical, legal, audit, and actuarial services as it may deem necessary in carrying out the provisions of the Plan.

(b)           Investment Authority.

The Committee shall have no responsibility or authority with respect to the management, acquisition, disposition, or investment of Plan assets.  Such shall be the sole function and responsibility of the Board of Directors of VWR except to the extent delegated by the Board to the Funding Agent and/or designated Investment Manager.

(c)           General Authority.

The Committee shall have all powers necessary or appropriate to carry out its duties.  The Committee shall have sole discretion to carry out its responsibilities under the Plan to construe and interpret the provisions of the Plan and to determine all questions concerning benefit entitlements, including the power to construe and interpret disputed or doubtful terms.  To the maximum extent permissible under law, any interpretation or construction of or action by the Committee with respect to the Plan and its administration shall be conclusive and binding upon any and all parties and persons affected hereby, subject to the exclusive appeal procedure set forth in Section 10.6.

10.4         Expenses and Assistance.

All reasonable expenses which are necessary to operate and administer the Plan may be deducted from the Fund or paid directly by the Employer, at the Employer’s discretion.

10.5         Claims Procedure.

(a)           Conditions of Payment.

Benefit payments under the Plan shall not be payable prior to the fulfillment of the following conditions:

(i)            The Committee has been furnished with such applications, proofs of birth, address, form of benefit, and other information the Committee deems necessary;

(ii)           Except as otherwise provided in Section 3.4, the Participant has Terminated employment with the Employer; and

(iii)          The Participant is eligible to receive benefits under the Plan as determined by the Committee.

(b)           Commencement of Payment.

The payment of benefits shall commence no later than 60 days after the retirement date specified herein for commencement of such benefits.  If the information required above is not available prior to said retirement date, the amount of payment required to commence will not be ascertainable.  In such event, the commencement of payments shall be delayed until no more than 60 days after the date the amount of such payment is ascertainable.  To the extent permitted under Section 5.5, a Participant may elect a retroactive Annuity Starting Date, in which case a lump-sum payment retroactive to the applicable retroactive Annuity Starting Date shall be made and monthly payments shall commence.

10.6         Appeal Procedure.

(a)           Notice of Denial.

The Committee shall make all determinations as to the right of any person to a benefit under the Plan.  If the Committee denies in whole or in part any claim for a benefit under the Plan by a Participant or Beneficiary or his or her authorized representative (hereinafter, “Claimant”), the Committee shall furnish the Claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim.  Such extension shall not exceed the period of 90 days from the end of such initial period; provided, however, that in the event the Claimant fails to submit information necessary to decide a claim, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.  The written or electronic notice which the Committee shall provide to every Claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the Claimant:

(i)            The specific reason or reasons for the denial;

(ii)           Specific reference to pertinent Plan provisions on which the denial is based;

(iii)          A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)          A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

(b)           Right to Request Review.

A Claimant may request that the Committee review the claim denial by the Committee.  Such request shall be made in writing and shall be presented to the Committee not more than 60 days after receipt by the Claimant of notification of the denial of a claim.  If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review.  The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.  The Claimant shall also have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and the Committee shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination.

(c)           Review of Claim.

The Committee shall make its decision on review not later than 60 days after receipt of the Claimant’s request for review, unless special circumstances require an extension of time, in which case notice of the extension and circumstances shall be provided to the Claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, in the event the Claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.  The decision on review shall also include (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the Claimant’s claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the Claimant’s right to bring an action under §502(a) of ERISA.

(d)           Regulations.

The claims procedure of this Plan also shall be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 C.F.R. §2560.503-1.  Notwithstanding any provision of Section 10.5 or of this Section 10.6 to the contrary, to the extent such regulations so require, determinations as to whether Plan provisions regarding Disability apply to a Participant shall be made in accordance with the Department of Labor’s claims procedure regulations applicable to claims for disability benefits, and any such determination shall be made by (i) one member of the Committee in the case of an initial claim, and (ii) the remaining members of the Committee in the case of the review of a denied claim.

(e)           Exhaustion of Remedies.

A claimant shall have no right to bring any action in any court regarding a claim for benefits prior to filing a claim for benefits and exhausting his or her rights to review under this Section 10.6 in accordance with the time frames set forth herein.

10.7         Arbitration.

Any controversy or claim arising out of or relating to this Plan which is asserted by any person as an employee, a former employee, a Participant, or a Beneficiary of Plan benefits, may be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator shall be entered in a court having jurisdiction thereof.  All such arbitration cases shall be heard by an attorney licensed in the jurisdiction where the arbitration hearing is to occur.  Notwithstanding the foregoing, a claimant shall have no right to arbitration under this Section 10.7 prior to filing a claim for benefits and exhausting his or her rights to review under Section 10.6 in accordance with the time frames set forth therein.

10.8         Plan Administration - Miscellaneous.

(a)           Limitations on Assignments.

Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void.  The interest of a Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment, or other legal process, except as provided in Section 10.9 relating to Qualified Domestic Relations Orders.  This paragraph (a) shall not prevent the offset of a Participant’s benefits against an amount that the Participant is ordered or required to pay to the Plan to the extent permitted under section 401(a)(13)(C) of the Code.

(b)           Masculine and Feminine, Singular and Plural.

Whenever used herein, pronouns shall include any applicable gender, and the singular shall include the plural and vice versa whenever the context shall plainly so require.

(c)           No Additional Rights.

No person shall have any rights in or to the Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan.  Neither the establishment of the Plan, the granting of a retirement allowance, nor any action of the Employer or the Committee shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in the Fund other than as herein provided.  The Employer expressly reserves the right to discharge any employee at any time.

(d)           Governing Law.

This Plan shall be construed in accordance with applicable Federal law and the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws), wherein venue shall lie for any dispute arising hereunder.

(e)           Disclosure to Participants.

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished any information requested regarding the Participant’s status, rights, and privileges under the Plan as may be required by law.

(f)            Income Tax Withholding Requirements.

Any retirement benefit payment made under the Plan shall be subject to any applicable income tax withholding requirements.  For this purpose, the Committee shall provide the Funding Agent with any information the Funding Agent needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.

(g)           Severability.

If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if said illegal or invalid provision had never been included.

(h)           Facility of Payment.

In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct payment of such benefit to a duly appointed guardian, committee, or other legal representative of such person, or, in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit.  Any payment made in good faith pursuant to this provision shall fully discharge the Employer and the Plan of any liability to the extent of such payment.

(i)            Correction of Errors.

Any Employer contribution to the Fund made under a mistake of fact (or investment proceed of such contribution if a lesser amount) shall be returned to the Employer within one year after payment of the contribution.

In the event an incorrect amount is paid to a Participant or Beneficiary, any remaining payments may be adjusted to correct the error.  The Committee may take such other action it deems necessary and equitable to correct any such error.

(j)            Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

(k)           EGTRRA Amendments.

Certain provisions of the Plan as amended and restated herein are adopted to reflect provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  Such provisions are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

10.9         Qualified Domestic Relations Orders.

Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant, Beneficiary, or joint annuitant, pursuant to a Qualified Domestic Relations Order, in accordance with section 414(p) of the Code.  A Qualified Domestic Relations Order is one that:

(a)           Relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant;

(b)           Is made pursuant to a state domestic relations law (including a community property law);

(c)           Creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

(d)           Specifies the name and last known address of the Participant and each alternate payee;

(e)           Specifies the amount or method of determining the amount of benefit payable to an alternate payee;

(f)            Specifies the number of payments or period during which payments are to be made;

(g)           Names each plan to which the order applies;

(h)           Does not require any form, type, or amount of benefit not otherwise provided under the Plan; and

(i)            Does not conflict with a prior Qualified Domestic Relations Order that meets the requirements of this Section 10.9.

Payments to an alternate payee pursuant to a Qualified Domestic Relations Order may commence at the earliest date on which a Participant is eligible to elect an Early Retirement Date, regardless of whether the Participant continues working after that date.

The Committee shall determine whether an order meets the requirements of this Section 10.9 within a reasonable period after receiving an order.  The Committee shall notify the Participant and any alternate payee that an order has been received and shall establish a separate account under the Plan for any alternate payee pending determination that an order meets the requirements of this Section 10.9.

10.10       Plan Qualification.

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to section 401 of the Code and ERISA and regulations thereunder and to maintain the exempt status of the Fund under section 501 of the Code.

10.11       Deductible Contribution.

Notwithstanding anything herein to the contrary, any contribution by the Employer to the Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Funding Agent shall return such contribution less any losses attributable thereto within one year following the disallowance.

10.12       Action by VWR.

Any action required to be taken by VWR under the Plan, including the amendment or termination of the Plan under Section 11, shall be taken pursuant to a written resolution of the Board of Directors of VWR.

SECTION 11

AMENDMENT AND TERMINATION

11.1         Amendment — General.

VWR shall have the right to amend, terminate, or partially terminate this Plan at any time subject to any advance notice or other requirements of ERISA.  No amendment shall decrease a Participant’s accrued benefit.

11.2         Amendment — Consolidation or Merger.

In the event this Plan, its assets, and its liabilities are merged into, transferred to, or otherwise consolidated with any other retirement plan, then such must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer, or consolidation which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer, or consolidation (as if the Plan had then terminated).  This provision shall not be construed as limiting the powers of VWR to appoint a successor Funding Agent.

11.3         Termination of the Plan.

The termination of the Plan shall not cause or permit any part of the Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, or cause or permit any portion of the Fund to revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Upon termination of this Plan, the Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided.  While so acting, the Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

11.4         Allocation of the Fund on Termination of Plan.

In the event of a complete Plan termination, the right of each Participant to benefits accrued to the date of such termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be vested and nonforfeitable; and the right of each Participant to any other benefits accrued to the date of termination shall be fully vested and nonforfeitable to the extent then funded under the priority rules set forth in section 4044 of ERISA.  In any event, a Participant or a Beneficiary shall have recourse only against Plan assets for the payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA.  The Committee shall direct the Funding Agent to allocate Fund assets to those affected Participants to the extent and in the order of preference set forth in section 4044 of ERISA.  The assets so allocated shall be distributed, in the discretion of the Committee, either wholly or in part by purchase of nontransferable annuity contracts or lump-sum payments.  If Fund assets as of the date of Plan termination exceed the amounts required under the priority rules set forth in section 4044 of

ERISA, such excess shall, after all liabilities of the Plan have been satisfied, revert to the Employer to the extent permitted by applicable law.

If at any time the Plan is terminated with respect to any group of Participants under such circumstances as to constitute a partial Plan termination within the meaning of section 411(d)(3) of the Code, each affected Participant’s right to benefits that have accrued to the date of partial termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be so vested; and the right of each affected Participant to any other benefits accrued to the date of such termination shall be vested to the extent then funded under the priority rules set forth in section 4044 of ERISA in the event of a complete Plan termination.  In any event, affected Participants shall have recourse only against Plan assets for payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA.  Subject to the foregoing, the vested benefits of such Participants shall be payable as though such termination had not occurred; provided, however, that the Committee, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Fund that are allocable to the Participants as to whom such termination occurred be segregated by the Funding Agent as a separate plan.  The assets thus allocated to such separate plan shall be applied for the benefit of such Participants in the manner described in the preceding paragraph.

SECTION 12

FUNDING

12.1         Contributions to the Fund.

As a part of this Plan VWR shall maintain a Fund.  From time to time, the Employer shall make such contributions to the Fund as it determines, with the advice of its actuary, are required to maintain the Plan on a sound actuarial basis.

12.2         Fund for Exclusive Benefit of Participants and Beneficiaries.

The Fund is for the exclusive benefit of Participants and their Beneficiaries.  Except as provided in Sections 10.8(i) and 10.11, no portion of the Fund shall be diverted to purposes other than this or revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

12.3         Disposition of Credits and Forfeitures.

In no event shall any credits or forfeitures which may arise under the Plan be used to increase benefits under the Plan.

12.4         Funding Agent.

As a part of this Plan, VWR has entered into an agreement with a Funding Agent.  VWR has the power and duty to appoint the Funding Agent and it shall have the power to remove the Funding Agent and appoint successors at any time.  As a condition to exercising its power to remove any Funding Agent hereunder, VWR must first enter into an agreement with a successor Funding Agent.

12.5         Investment Manager.

VWR has the power to appoint an Investment Manager to invest a portion of the Fund held by the Funding Agent.

SECTION 13

FIDUCIARIES

13.1         Limitation of Liability of the Employer and Others.

No Participant shall have any claim against the Employer, or the Committee, or against their directors, officers, members, agents, or representatives, for any benefits under the Plan, and such benefits shall be payable solely from the Fund; nor shall the Employer, the Committee, or their directors, officers, members, agents, or representatives incur any liability to any person for any action taken or suffered or omitted to be taken by them under the Plan in good faith.

13.2         Indemnification of Fiduciaries.

In order to facilitate the recruitment of competent fiduciaries, the Employer adopting this Plan agrees to provide the indemnification as described herein.  This provision shall apply to employees who are considered Plan fiduciaries including, without limitation, Committee members, any agent of the Committee, or any other officers, directors, or employees.  Notwithstanding the preceding, this provision shall not apply and indemnification shall not be provided for any Funding Agent or Investment Manager appointed as provided in this Plan.

13.3         Scope of Indemnification.

The Employer agrees to indemnify an employee fiduciary as described above for all acts taken in good faith in carrying out his or her responsibilities under the terms of this Plan or other responsibilities imposed upon such fiduciary by ERISA or regulations promulgated thereunder.  If an employee fiduciary is sued in connection with his or her acts as a fiduciary, the employee shall tender the defense of the claim to the Employer.

IN WITNESS WHEREOF, VWR International, Inc. has caused this amendment and restatement of the VWR International, Inc. Retirement Plan to be duly executed on this                 day of                                      , 2006.

Attest:	VWR INTERNATIONAL, INC.

By:	By:

[Corporate Seal]

APPENDIX A

FORMER VAN WATERS & ROGERS PROFIT SHARING PLAN PARTICIPANTS

1.1           General.  The following provisions shall apply only to VWR International, Inc. Retirement Plan (“this Plan”) Participants who were participants in the VW&R Profit Sharing Plan on February 29, 1968.

1.2           Determination of Account Balances.  The value of a person’s VW&R Profit Sharing Plan account as of any date shall be determined by multiplying the number of units credited to his or her account as of February 29, 1968, by the value of each unit on such valuation date.  The value of each unit on any valuation date shall be determined by dividing the market value of the VW&R Profit Sharing Plan Fund as of the valuation date by the number of units credited to former participants in the VW&R Profit Sharing Plan who are active Participants in this Plan.

1.3           Retirement or Termination Where Participant is Qualified for Benefits Under This Plan.  In the event of retirement or termination from service of a participant in the VW&R Profit Sharing Plan at a time when such participant is entitled to benefits under this Plan (herein referred to as an active participant), the participant shall be given the option of:  (a) receiving benefits to which the participant would otherwise be entitled under this Plan without reference to participation under said profit sharing plan, or (b) receiving benefits calculated according to Section 1.2 above, plus benefits under this Plan computed as the product of (i) and (ii) below:

(i)            Being a fraction, the numerator being the participant’s completed and fractional years of credited service subsequent to February 29, 1968, and the denominator being the participant’s completed and fractional years of credited service at termination;

(ii)           Being the total benefit as described in (a) above.

Upon such termination, the value of said participant’s account in the VW&R Profit Sharing Fund shall be used to provide the benefits to which he or she is entitled under (a) or (b) of this Section 1.3, to the extent that his or her account balance in said fund is adequate to provide these benefits.

In the event said participant’s account in the VW&R Profit Sharing Plan Fund determined as of the valuation date applicable to such participant exceeds the actuarial value of benefits equal to benefits under paragraph (a) above less benefits under paragraph (b) above (that is to say, the benefits under this Plan with respect to credited service prior to March 1, 1968), said participant shall be entitled to receive a benefit under this Plan based upon service rendered prior to March 1, 1968, which is equal to the benefit which can be provided by participant’s

A-1

account balance determined, as previously mentioned, as of the valuation date applicable to such participant and the benefit mentioned in paragraph (b) above.

1.4        Retired Nonparticipating and Vested Participants.  With respect to retired or nonparticipating vested participants in the VW&R Profit Sharing Plan as of February 29, 1968, the funding agency or agencies under this Plan shall retain in trust the amounts needed to continue payments in accordance with the provisions of that Plan.

1.5        Death of Participant.  In the event of the death of a Participant who was a participant in the VW&R Profit Sharing Plan prior to distribution to the Participant of his or her entire beneficial interest generated by such plan, the full remaining value of such interest shall be distributed in a lump sum to his or her beneficiary designated by such Participant in writing.  The beneficiary or beneficiaries designated by a Participant may be changed at any time and from time to time at the election of the Participant, but only by his or her filing with the committee a new designation and revoking all prior designations.  If no such designation of beneficiary is filed, or if the designated beneficiary shall predecease the Participant, or, having survived the Participant, shall die prior to the final and complete distribution of the Participant’s participating interest, the undistributed portion of such interest shall be distributed to the Participant’s personal representative.

1.6        Permanent Disability.  Any amounts distributable to a participant in said profit sharing plan by virtue of permanent Disability shall, notwithstanding any provision hereof to the contrary, be distributable to said participant in accordance with the original tenor of that plan.

1.7        Valuation Date.  The valuation dates for purposes of determining the unit value of units held by participants in the former VW&R Profit Sharing Plan shall be the last days of December and June of each year.

1.8        VW&R Profit Sharing Plan Fund.  The VW&R Profit Sharing Plan Fund shall mean the fund held for the exclusive benefit of participants of the VW&R Profit Sharing Plan (and their beneficiaries) who have not previously become entitled to benefits under Section 1.3 above.

1.9        Number of Units at a Valuation Date.  The number of units at any valuation date is equal to the number of units at the prior valuation date reduced by the number of units used to provide benefits under Section 1.3 above.

1.10      Reduction in VW&R Profit Sharing Plan Fund.  The VW&R Profit Sharing Plan Fund shall be reduced as benefit payments are made or are provided for in accordance with Section 1.3 above.

A-2

APPENDIX B

FORMER PARTICIPANTS OF UNION PLANS

1.1        In General.  If a Participant was formerly covered by a collective bargaining agreement with the Employer that did not provide for retirement benefits under this Plan, the period of employment covered by the collective bargaining agreement shall be included in determining Years of Service under this Plan for all purposes, subject to any applicable limits set forth in the Plan.  However, except as provided in Section 1.2 below, the benefit payable from this Plan shall be reduced by any benefits from a collectively bargained plan which are attributable to Employer contributions on the Participant’s behalf.

1.2        Special Provisions Regarding the VWR Corporation Pension Plan for Hourly Employees (Skokie Plant).

(a)           Background.  VWR maintained the VWR Corporation Pension Plan for Hourly Employees (Skokie Plant) (the “Hourly Plan”) for the benefit of employees at the Skokie Plant who are covered by the collective bargaining agreement between VWR and the United Paper Workers International Union AFL-CIO Local 325 (“Local 325”).  Effective November 19, 1996, Local 325 members ceased to be employed at the Skokie Plant.  Therefore, in accordance with the terms of the Hourly Plan, no employee accrued a benefit under the Hourly Plan with respect to service completed on and after November 19, 1996.

(b)           Merger of Plans.  Effective December 31, 1997, the Hourly Plan was merged with and into this Plan, and the trust established under the Hourly Plan was merged with and into the Fund.

(c)           Retirees and Vested Terminated Participants.  Benefits payable on and after January 1, 1998, under the terms of the Hourly Plan as in effect on December 31, 1997, to participants who retired or otherwise separated from service with a vested right to a benefit prior to November 20, 1996, or to their beneficiaries (“Transferred Pensioners”), shall be paid from this Plan in accordance with the terms of the Hourly Plan applicable to such payments as of December 31, 1997 (except to the extent that the provisions of this Plan are required to apply to any such payments in order to comply with applicable laws and regulations).  The Transferred Pensioners who were receiving a monthly pension from the Hourly Plan as of November 19, 1996, the amount of such benefits, and the form of such benefits, are set forth in Exhibit I.  The accrued benefits under the Hourly Plan of Transferred Pensioners who were not receiving a monthly pension from the Hourly Plan as of November 19, 1996, are set forth in Exhibit II.

(d)           Hourly Plan Participants Who Were Active Employees on November 20, 1996.  The following rules shall apply to each person who was an Eligible

Employee on November 20, 1996, and who was a participant in the Hourly Plan as of November 19, 1996 (a “Former Skokie Employee”):

(i)            Accrued Benefit.  The accrued benefit of a Former Skokie Employee under this Plan shall be determined under the formula specified in Section 4.1 of the Plan; provided, however, that the Accrued Benefit of a Former Skokie Employee shall not be less than his or her accrued benefit under the Hourly Plan on November 19, 1996, as set forth in Exhibit II.  Any section 411(d)(6) protected benefit (within the meaning of Treas. Reg. §1.411(d)-4, Q&A-1) that has accrued with respect to the benefits set forth in Exhibit II as of December 31, 1997, shall not be reduced or eliminated with respect to such benefits, except as provided in regulations and rulings issued pursuant to section 411(d)(6) of the Code.  Such section 411(d)(6) protected benefits shall be determined by reference to the terms of the Hourly Plan as of December 31, 1997 (except to the extent that the provisions of this Plan are required to apply in order to comply with applicable laws and regulations).

(ii)           Period of Service.  In addition to the service described in Section 1.1 above, a Former Skokie Employee who participated in the Sargent-Welch Pension Plan for Hourly Employees (Skokie Plant) on September 17, 1989, shall be given credit for his or her years of service under that plan to determine his or her Periods of Service solely for purposes of determining his or her vesting and eligibility for early retirement under this Plan.  No credit shall be given for such service for purposes of determining benefits under this Plan.

EXHIBIT I

Transferred Pensioners Receiving a Benefit Under the

VWR Corporation Pension Plan for Hourly Employees as of November 19, 1996

NAME	SEX	DATE OF HIRE	DATE OF MEMBERSHIP	BENEFIT SERVICE	ANNUAL ACCRUED BENEFIT
Bliwas, Errol	M	06/14/82	10/01/89	7.167	1,720.08
Camara, Yolanda	F	03/27/78	10/01/89	7.167	1,720.08
Delaney, Bessie	F	08/24/70	10/01/89	7.167	1,720.08
Jackson, Jessie M.	M	02/19/79	10/01/89	7.167	1,720.08
Jochim, Glenn	M	11/26/79	10/01/89	7.167	1,720.08
Johnson, Dorothy	F	04/13/70	10/01/89	7.167	1,720.08
Krus, Mitchell	M	09/15/81	10/01/89	7.167	1,720.08
Messina, Nagui Y.	M	08/31/78	10/01/89	7.167	1,720.08
Metz Jr ., Fred	M	08/17/59	10/01/89	7.167	1,720.08
Robinson, Chester	M	01/23/56	10/01/89	7.167	1,720.08
Tatum, Hattie	F	09/05/67	10/01/89	7.167	1,720.08
Thrawl, Jon C.	M	03/01/93	03/01/93	3.750	900.00
Wilson, Hester L.	M	08/21/69	10/01/89	7.167	1,720.08
Young, Alex	M	09/17/81	10/01/89	7.167	1,720.08

EXHIBIT II

Accrued Benefit Under the VWR Corporation Pension Plan for Hourly Employees

As of November 19, 1996 — Participants Not In Pay Status on November 19, 1996

NAME	SEX	DATE OF RETIRE- MENT	MONTHLY BENEFIT	FORM	J&S	PERIOD CERTAIN	STATUS
Duarte, Ruben E.	M	04/01/93	70.00	LA	0	0	14
Goben, Ralph	M	05/01/96	121.13	CO	0	10	18
Gold, Richard	M	05/01/93	70.71	LA	0	0	14
Krus, Edmund	M	07/01/95	115.00	LA	0	0	14
Lavender, Louis	M	12/01/96	129.27	LA	0	0	14
Nicioli, Alda	F	12/01/96	111.61	J&S	100	0	14
Parchin, Theresa	F	10/01/95	98.48	LA	0	0	14
Rock, Mary	F	01/01/96	99.40	LA	0	0	14
Shojot, Jose	M	03/01/96	128.33	LA	0	0	13
Snyder, John	M	05/01/93	56.28	J&S	100	0	14
Spinoso, Marie	F	09/01/93	72.07	LA	0	10	14

APPENDIX C

EMPLOYEES TRANSFERRED IN SPINOFF FROM UNIVAR CORPORATION

In determining the benefits of an employee who was transferred to the Employer on March 1, 1986, in connection with the spinoff of Univar Corporation, all Periods of Service under the Univar Corporation Retirement Plan shall be treated as Periods of Service under this Plan for all purposes and all earnings received from Univar Corporation shall be treated as earnings received from VWR International, Inc.

If a person is employed on or before December 31, 1988, and immediately prior to being employed was employed by Univar Corporation or any of its affiliates and had been so employed since February 28, 1986, such person shall receive credit under this Plan for all Periods of Service and Earnings under the Univar Corporation Retirement Plan.  When such person is 100% vested under this Plan, the Trustee of the Univar Corporation Retirement Plan shall transfer directly to the Trustee of this Plan the present value of such person’s accrued benefit.  Such person’s benefit under this Plan immediately after the transfer of funds shall not be less than the benefit under both this Plan and the Univar Plan immediately before the transfer of funds.

C-1

APPENDIX D

FORMER EMPLOYEES OF ACQUIRED COMPANIES

Any employee who was employed by any of the companies listed below at the time either the company or its assets were acquired by the Employer or Univar Corporation shall be given credit for his or her Periods of Service with such company for purposes of determining vesting and eligibility for early retirement under this Plan.  However, no credit shall be given for Periods of Service with such company for purposes of determining benefits under this Plan.

1.          Cogan & O’Brien Company, Inc.  Former Cogan & O’Brien Company, Inc. employees began participating in the Plan on March 1, 1987.  Such employees who previously had Periods of Service with Univar Corporation or any of its subsidiaries shall receive credit for such Periods of Service for vesting and eligibility for early retirement under this Plan as well as credit for Periods of Service with Cogan & O’Brien Company, Inc. for such purposes.

2.          Roberts & Porter, Inc.  Former Roberts & Porter, Inc. employees began participating in the Plan on March 1, 1987.

3.          Treck Photographic, Inc.  Accruals began as of November 1, 1975.

4.          Will Scientific.  Accruals began as of January 6, 1970.

5.          A.J. Reynolds Company, LLC.  Accruals began as of June 9, 1998.

6.          HPC Scientific & Technology, Inc.  Accruals began as of July 1, 1998.

D-1

APPENDIX E

TRANSFER OF EMPLOYEES BETWEEN VWR SCIENTIFIC PRODUCTS CORPORATION

AND MOMENTUM DISTRIBUTION INC. PRIOR TO APRIL 1, 1992

If, at any time on or before March 31, 1992, a person terminated employment with Momentum Distribution Inc. or any of its affiliates (“Momentum”), and was thereafter immediately employed by an Employer under this Plan, that person was credited under this Plan with all Periods of Service and all Earnings with which he or she was credited under the Momentum Distribution Inc. Retirement Plan (“Momentum Plan”) if such person was transferred from VWR Scientific Products Corporation, or one of its affiliates, in the corporate spinoff on March 1, 1990.  Such person’s benefit under this Plan as described in this paragraph shall not be less than the benefit under the Momentum Plan on his or her last day of employment with Momentum.

E-1

APPENDIX F

FORMER EMPLOYEES OF

BAXTER INTERNATIONAL, INC.

If, at any time on or after July 1, 1995, but before July 1, 1997, a person terminated employment with Baxter International, Inc., or any of its affiliates (“Baxter”) and was thereafter immediately employed by an Employer under this Plan, that person shall be credited with all Periods of Service with Baxter for purposes of determining vesting, eligibility to participate and eligibility for early retirement under this Plan, but not for purposes of benefit accrual.

F-1

APPENDIX G

FORMER PARTICIPANTS IN

SCIENCE KIT, INC. RETIREMENT PLAN

1.1           Background.  Pursuant to an agreement dated as of July 21, 1998, VWR Scientific Products Corporation purchased the stock of Science Kit, Inc. (“Science Kit”), and Central Scientific Company (“Central”).  Prior to October 1, 1998, Science Kit maintained the Science Kit, Inc. Retirement Plan (the “Science Kit Plan”) for the benefit of the eligible employees of Science Kit and Central.

1.2           Merger of Plans.  Effective October 1, 1998, the Science Kit Plan was merged with and into this Plan, and the assets of the Science Kit Plan became assets of the Fund.  Also effective October 1, 1998, Science Kit and Central adopted the Plan on behalf of their eligible employees.

1.3           Former Science Kit Participants.

(a)           Participation.  Each employee who was a participant in the Science Kit Plan on September 30, 1998, became a Participant in this Plan as of October 1, 1998, provided that on such date he or she was an Eligible Employee.  Each other employee who had service with Science Kit, Central, or any affiliate thereof prior to October 1, 1998, and who had completed at least one year of Credited Service for eligibility purposes (after application of paragraph (b)(i) below) on or before October 1, 1998, became a Participant in this Plan as of October 1, 1998, provided that on such date he or she was an Eligible Employee.

(b)           Service Credit.

(i)            Eligibility.  For purposes of eligibility to participate, the service crediting rules of this Plan shall apply, but all service prior to October 1, 1998, with Science Kit, Central, or any affiliate thereof shall be treated as service with the Employer.

(ii)           Vesting.  For purposes of vesting, the Period of Service of a Participant who previously participated in the Science Kit Plan shall not be less than the sum of:

(A)          The number of years of service credited to the Participant for vesting purposes under the Science Kit Plan as of August 31, 1998; plus

(B)           The Participant’s Period of Service determined under this Plan, disregarding any service prior to September 1, 1998.

(iii)          Benefit Accrual.  For purposes of determining the amount of his or her accrued benefit under the Science Kit Plan as of September 30, 1998, each Employee who was a Participant in the Science Kit Plan as of September 1, 1998, and who was credited with at least 83-1/3 Hours-of-Service under the Science Kit Plan during the period from September 1, 1998, through September 30, 1998, shall be credited with 1/12 of a year of Accrual Service under the Science Kit Plan for such period.  Service on and after October 1, 1998, shall be credited in accordance with Section 1.9 of the Plan for accrual purposes.

(c)           Benefit Accruals.  The Accrued Benefit of each Participant who previously participated in the Science Kit Plan shall be an amount equal to the sum of:

(i)            The Participant’s accrued benefit under the Science Kit Plan as of September 30, 1998 (after the application of paragraph (b)(iii) above), determined as if he or she had separated from service on such date; plus

(ii)           The amount determined under Section 4.1 of the Plan, based solely on the Participant’s Credited Service and Earnings on and after October 1, 1998;

provided, however, that such Participant’s Accrued Benefit shall in no event be less than the actuarial equivalent of his or her “Vested Transfer Value” (as defined in the Science Kit Plan as in effect on September 30, 1998), determined as of the Participant’s Annuity Starting Date in accordance with the rules for determining actuarial equivalence for such purpose under the provisions of the Science Kit Plan as in effect on September 30, 1998.  For purposes of this Appendix G, the Participant’s “Transferred Science Kit Benefit” shall be the greater of the amount described in subparagraph (i) above or his or her Vested Transfer Value.

(d)           Vesting.  A Participant who has a Transferred Science Kit Benefit shall be fully vested in his or her Accrued Benefit if he or she is in the service of the Employer at or after age 60.

(e)           Preservation of Protected Benefits.  The following rules shall apply with respect to any Participant who has a Transferred Science Kit Benefit:

(i)            Early Commencement Prior to Date Generally Available Under Plan.  If such a Participant has reached age 60 and has Terminated but is not eligible to receive an immediate retirement benefit under Section 4 of the Plan or a deferred vested benefit under Section 7.2 of the Plan, he or she may elect to commence receiving his or her Transferred Science Kit Benefit, adjusted for commencement before or after the Participant’s normal retirement date under the Science Kit Plan (the later of (i) the first day of the month on or after age 65 or (ii) the fifth September 1 after participation in the Science Kit Plan commenced), in accordance with the provisions of the Science Kit Plan in effect on September 30, 1998.

(ii)           Early Commencement On or After Date Generally Available Under Plan.  If such a Participant has reached age 60, has Terminated, and is eligible to receive an immediate retirement benefit under Section 4 of the Plan or a deferred vested benefit under Section 7.2 of the Plan, the benefit payable to the Participant under Section 4 or Section 7.2 of the Plan shall not be less than his or her Transferred Science Kit Benefit adjusted (in accordance with the provisions of the Science Kit Plan in effect on September 30, 1998) for commencement before or after the Participant’s Science Kit Plan normal retirement date, based on the Participant’s age at his or her Annuity Starting Date.

(iii)          In-Service Commencement.  If such a Participant has reached his or her normal retirement date under the Science Kit Plan but has not Terminated, the Participant may elect to commence receiving his or her Transferred Science Kit Benefit, adjusted if necessary for commencement after the Participant’s normal retirement date under the Science Kit Plan, in accordance with the provisions of the Science Kit Plan in effect on September 30, 1998.

(iv)          Adjustment of Accrued Benefit.  If a Participant receives a distribution of his or her Transferred Science Kit Benefit pursuant to subparagraph (i) or (iii) above, the Participant’s remaining Accrued Benefit shall thereafter be reduced by the amount of the Participant’s Transferred Science Kit Benefit.

(v)           Deferred Commencement.  Such a Participant may elect to defer commencement of his or her Transferred Science Kit Benefit payments under the Plan until a date not later than the later of the first day of the month coinciding with or next following his or her Termination date or April 1 following the calendar year in which the Participant reaches age 70-1/2.  Such payments shall be adjusted for commencement after the Participant’s normal retirement date under the Science Kit Plan, in accordance with the provisions of the Science Kit Plan in effect on September 30, 1998 (or to any greater extent required under section 401(a)(9) of the Code to reflect commencement after age 70-1/2).  Distribution of the Participant’s Accrued Benefit, to the extent it exceeds his or her Transferred Science Kit Benefit, shall commence as of the date determined under Section 3 or Section 7.2 of the Plan.

(vi)          Optional Forms of Benefit.  Such Participant’s Accrued Benefit shall be distributed in accordance with the provisions of Section 5 of the Plan.  If such a Participant receives his or her Accrued Benefit in any form in which he or she could have received such benefit on his or her Annuity Starting Date under the provisions of the Science Kit Plan in effect on September 30, 1998, other than in the form of a lump-sum distribution, the amount paid in such form shall not be less than the actuarial equivalent of his or her Transferred Science Kit Benefit, determined in accordance with the rules for determining actuarial equivalence for such purpose under the provisions of the Science Kit Plan as in effect on September 30, 1998.  In addition, such Participant shall have the right to receive his or her Transferred Science Kit Benefit in any optional form of payment which was available for distribution under the Science Kit Plan as of September 30, 1998, subject to the requirements of Sections 3.4 and 5.2 of the Plan.  If such a Participant elects to receive his or her Transferred Science Kit Benefit in the form of a lump-sum distribution, the amount of such lump-sum distribution shall be determined on the basis of the Applicable Mortality Table and the Applicable Interest Rate; provided, however, that during the twelve-month period beginning October 1, 1998, the interest rate or rates which would be used as of the Annuity Starting Date by the PBGC for purposes of determining the present value of such benefit if the Plan had then terminated with insufficient assets to provide benefits guaranteed by the PBGC on such date shall be used in lieu of the Applicable Interest Rate if such rate or rates produce a greater benefit.  (The preceding sentence shall not apply to involuntary cash-outs described in Section 5.6 of the Plan.)

This paragraph (e) is intended to comply with the requirements of section 411(d)(6) of the Code, and shall not apply to the extent that section 411(d)(6) of the Code and regulations issued thereunder would permit the elimination of any optional form of payment or other protected benefit.  (Thus, for example, the joint and 66-2/3% survivor annuity shall not be available with respect to a Transferred Science Kit Benefit.)

1.4           Retirees and Vested Terminated Participants.  Benefits payable on and after October 1, 1998, under the terms of the Science Kit Plan as in effect on September 30, 1998, to participants who retired or otherwise separated from service with a vested right to a benefit prior to October 1, 1998, or to their beneficiaries, shall be paid from this Plan in accordance with the terms of the Science Kit Plan applicable to such payments as of September 30, 1998 (except to the extent that the provisions of this Plan are required to apply to any such payments in order to comply with applicable laws and regulations).  For purposes of determining the amount of benefits payable with respect to a participant who retired or otherwise separated from service on or after September 1, 1998, but prior to October 1, 1998, the service crediting rule of Section 1.3(b)(iii) above shall apply.  Notwithstanding the foregoing, in the case of a former participant in the Science Kit Plan whose benefit payments commence on or after January 1, 2002, the joint and 66-2/3% survivor annuity form of payment shall not be available.

APPENDIX H

FORMER PARTICIPANTS IN

WARD’S NATURAL SCIENCE

ESTABLISHMENT, INC. RETIREMENT PLAN

1.1           Background.  Pursuant to an agreement dated as of July 21, 1998, VWR Scientific Products Corporation purchased the stock of Ward’s Natural Science Establishment, Inc. (“Ward’s”).  Prior to October 1, 1998, Ward’s maintained the Ward’s Natural Science Establishment, Inc. Retirement Plan (the “Ward’s Plan”) for the benefit of its eligible employees.

1.2           Merger of Plans.  Effective October 1, 1998, the Ward’s Plan was merged with and into this Plan, and the assets of the Ward’s Plan became assets of the Fund.  Also effective October 1, 1998, Ward’s adopted the Plan on behalf of its eligible employees.

1.3           Former Ward’s Participants.

(a)           Participation.  Each employee who was a participant in the Ward’s Plan on September 30, 1998, became a Participant in this Plan as of October 1, 1998, provided that on such date he or she was an Eligible Employee.  Each other employee who had service with Ward’s or any affiliate thereof prior to October 1, 1998, and who had completed at least one year of Credited Service for eligibility purposes (after application of paragraph (b)(i) below) on or before October 1, 1998, became a Participant in this Plan as of October 1, 1998, provided that on such date he or she was an Eligible Employee.

(b)           Service Credit.

(i)            Eligibility.  For purposes of eligibility to participate, the service crediting rules of this Plan shall apply, but all service prior to October 1, 1998, with Ward’s or any affiliate thereof shall be treated as service with the Employer.

(ii)           Vesting.  For purposes of vesting, the Period of Service of a Participant who previously participated in the Ward’s Plan shall not be less than the sum of:

(A)          The number of years of service credited to the Participant for vesting purposes under the Ward’s Plan as of February 28, 1998; plus

(B)           The Participant’s Period of Service determined under this Plan, disregarding any service prior to March 1, 1998; provided that (i) all service prior to October 1, 1998, with Ward’s or any affiliate thereof shall be treated as service with the Employer, and (ii) if the

Participant completed 1,000 Hours-of-Service under the Ward’s Plan during the period from March 1, 1998, through September 30, 1998, the entire period from March 1, 1998, through February 28, 1999, shall be treated as a Period of Service.

For purposes of (A) above, service shall not be taken into account to the extent it would have been disregarded as of September 30, 1998 (or, in the case of a Participant not in service on September 30, 1998, the date on which the Participant first completes an Hour of Service after September 30, 1998), under the break-in-service rules under the Ward’s Plan as in effect on September 30, 1998.

(c)           Benefit Accruals.  The Accrued Benefit of each Participant who previously participated in the Ward’s Plan shall be an amount equal to the sum of:

(i)            The Participant’s accrued benefit under the Ward’s Plan as of September 30, 1998, determined as if he or she had separated from service on such date (his or her “Transferred Ward’s Benefit”); plus

(ii)           The amount determined under Section 4.1 of the Plan, based solely on the Participant’s Credited Service and Earnings on and after October 1, 1998.

(d)           Vesting.  A Participant who has a Transferred Ward’s Benefit shall be fully vested in his or her Accrued Benefit if he or she is in the service of the Employer at or after age 60.

(e)           Preservation of Protected Benefits.  The following rules shall apply with respect to any Participant who has a Transferred Ward’s Benefit:

(i)            Early Commencement Prior to Date Generally Available Under Plan.  If such a Participant has reached age 60 and has Terminated but is not eligible to receive an immediate retirement benefit under Section 4 of the Plan or a deferred vested benefit under Section 7.2 of the Plan, he or she may elect to commence receiving his or her Transferred Ward’s Benefit, adjusted if necessary for commencement before age 65, in accordance with the provisions of the Ward’s Plan in effect on September 30, 1998.

(ii)           Early Commencement On or After Date Generally Available Under Plan.  If such a Participant has reached age 60, has Terminated, and is eligible to receive an immediate retirement benefit under Section 4 of the Plan or a deferred vested benefit under Section 7.2 of the Plan, the benefit payable to the Participant under Section 4 or Section 7.2 of the Plan shall not be less than his or her Transferred Ward’s Benefit adjusted (in accordance with the provisions of the Ward’s Plan in effect on September 30, 1998) for commencement before age 65, based on his or her age at his or her Annuity Starting Date.

(iii)          In-Service Commencement.  If such a Participant has reached age 65 but has not Terminated, the Participant may elect to commence receiving his or her Transferred Ward’s Benefit in accordance with the provisions of the Ward’s Plan in effect on September 30, 1998.

(iv)          Adjustment of Accrued Benefit.  If a Participant receives a distribution of his or her Transferred Ward’s Benefit pursuant to subparagraph (i) or (iii) above, the Participant’s remaining Accrued Benefit shall thereafter be reduced by the amount of the Participant’s Transferred Ward’s Benefit.

(v)           Deferred Commencement.  Such a Participant may elect to defer commencement of his or her Transferred Ward’s Benefit payments under the Plan until a date not later than the later of the first day of the month coinciding with or next following his or her Termination date or April 1 following the calendar year in which the Participant reaches age 70-1/2.  Such payments shall be Actuarially adjusted, to the extent required under section 401(a)(9) of the Code, to reflect commencement after age 70-1/2.  Distribution of the Participant’s Accrued Benefit, to the extent it exceeds his or her Transferred Ward’s Benefit, shall commence as of the date determined under Section 3 or Section 7.2 of the Plan.

(vi)          Optional Forms of Benefit.  Such Participant’s Accrued Benefit shall be distributed in accordance with the provisions of Section 5 of the Plan.  If such a Participant receives his or her Accrued Benefit in any form in which he or she could have received such benefit on his or her Annuity Starting Date under the provisions of the Ward’s Plan in effect on September 30, 1998, the amount paid in such form shall not be less than the actuarial equivalent of his or her Transferred Ward’s Benefit, determined in accordance with the rules for determining actuarial equivalence for such purpose under the provisions of the Ward’s Plan as in effect on September 30, 1998.

This paragraph (e) is intended to comply with the requirements of section 411(d)(6) of the Code, and shall not apply to the extent that section 411(d)(6) of the Code and regulations issued thereunder would permit the elimination of any optional form of payment or other protected benefit.  (Thus, for example, the joint and 66-2/3% survivor annuity shall not be available with respect to a Transferred Ward’s Benefit.)

1.4           Retirees and Vested Terminated Participants.  Benefits payable on and after October 1, 1998, under the terms of the Ward’s Plan as in effect on September 30, 1998, to participants who retired or otherwise separated from service with a vested right to a benefit prior to October 1, 1998, or to their beneficiaries, shall be paid from this Plan in accordance with the terms of the Ward’s Plan applicable to such payments as of September 30, 1998 (except to the extent that the provisions of this Plan are required to apply to any such payments in order to comply with applicable laws and regulations).  Notwithstanding the foregoing, in the case of a former participant in the Ward’s Plan whose benefit payments commence on or after January 1, 2002, the joint and 66-2/3% survivor annuity form of payment shall not be available.

APPENDIX I

FORMER EMPLOYEES OF MERCK AND SUBSIDIARIES

Any individual who, on or after January 1, 1995, but prior to June 1, 2005, transfers directly from employment with Merck KGaA, Darmstadt, Germany (“Merck”), or any entity which is a direct or indirect subsidiary of Merck (collectively, the “Merck Companies”), to employment with the Employer, shall be given credit for his or her service with the Merck Companies (including service prior to the date on which VWR became an affiliate of Merck) for purposes of determining eligibility to participate, vesting, and eligibility for early retirement under the Plan.  Service with the Merck Companies shall not be counted for benefit accrual purposes except as otherwise provided in the Plan.

I-1